                                                                    EXHIBIT 10.2

                 * * * * * * * * * * * * * * * * * * * * * * * *
                                 LEASE AGREEMENT

                                     BETWEEN

                            Park West E-3 Associates,
                              a Texas joint venture

                                   (Landlord)

                                       AND

                  NETCOM On-Line Communications Services, Inc.,

                             a Delaware corporation

                                    (Tenant)

                                  Park West E-3
                                1607 LBJ Freeway
                                  Dallas, Texas

                            Dated: February ___,1996

                 * * * * * * * * * * * * * * * * * * * * * * * *

                      TABLE OF CONTENTS - LEASE AGREEMENT

                                                                                                      Page
                                                                                                      ----

ARTICLE 1 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS............................................1

ARTICLE 2 PREMISES AND QUIET ENJOYMENT...............................................................4

ARTICLE 3 TERM; COMMENCEMENT DATE DELIVERY AND ACCEPTANCE OF PREMISES................................6

ARTICLE 4 RENT.......................................................................................9

ARTICLE 5 OPERATING COSTS............................................................................10

ARTICLE 6 PARKING....................................................................................18

ARTICLE 7 SERVICES OF LANDLORD.......................................................................19

ARTICLE 8 ASSIGNMENT AND SUBLETTING..................................................................23

ARTICLE 9 REPAIRS....................................................................................26

ARTICLE 10 ALTERATIONS...............................................................................30

ARTICLE 11 LIENS.....................................................................................32

ARTICLE 12 USE AND COMPLIANCE WITH LAWS..............................................................33

ARTICLE 13 DEFAULT AND REMEDIES......................................................................34

ARTICLE 14 INSURANCE.................................................................................36

ARTICLE 15 DAMAGE BY FIRE OR OTHER CAUSE.............................................................39

ARTICLE 16 CONDEMNATION..............................................................................40

ARTICLE 17 INDEMNIFICATION...........................................................................42

ARTICLE 18 SUBORDINATION AND ESTOPPEL CERTIFICATES...................................................44

ARTICLE 19 SURRENDER OF THE PREMISES.................................................................47

ARTICLE 20 LANDLORD'S RIGHT TO INSPECT...............................................................48

ARTICLE 21 SECURITY DEPOSIT [INTENTIONALLY DELETED]..................................................49

ARTICLE 22 BROKERAGE.................................................................................49

ARTICLE 23 OBSERVANCE OF RULES AND REGULATIONS.......................................................50

ARTICLE 24 NOTICES...................................................................................50

ARTICLE 25 MISCELLANEOUS.............................................................................51

ARTICLE 26 SUBSTITUTION SPACE [ARTICLE 26 INTENTIONALLY DELETED].....................................55

ARTICLE 26 INTENTIONALLY DELETED.....................................................................55

ARTICLE 27 OTHER DEFINITIONS.........................................................................55

ARTICLE 28 BUILDING NAME AND TENANT SIGNAGE..........................................................57

ARTICLE 29 NON-COMPETITION...........................................................................58

ARTICLE 30 ANTENNA AND HVAC SYSTEMS..................................................................59

ARTICLE 31 RIGHT TO TERMINATE FOR FAILURE TO PROVIDE SERVICES OR DUE TO HAZARDOUS SUBSTANCES.........60

                               EXHIBITS AND RIDERS

              The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:


EXHIBIT A                  -        FLOOR PLAN OF THE PREMISES

EXHIBIT B                  -        THE LAND

EXHIBIT C                  -        LEASEHOLD IMPROVEMENTS

EXHIBIT D                  -        FORM OF COMMENCEMENT NOTICE

RIDER NO. 1                -        RULES AND REGULATIONS

RIDER NO. 2                -        EXTENSION OPINION

RIDER NO. 3                -        MUST TAKE EXPANSION

RIDER NO. 4                -        RIGHT TO TERMINATE LEASE

RIDER NO. 5                -        GENERAL ARBITRATION

                             INDEX OF DEFINED TERMS

                  Definitions of certain terms used in this Lease are found in the following sections:

         TERM                                                                               LOCATION OF DEFINITION
         Additional Rent                                                                            Section 1.01 N
         Bankruptcy Code                                                                              Section 8.06
         Base Building Condition                                                                         Exhibit C
         Base Rent                                                                                   Section 1.02M
         Basic Lease Information and Certain Definitions                                                 Article 1
         Branch                                                                                          Exhibit C
         Broker                                                                                      Section 1.01W
         Building                                                                                    Section 1 01B
         Building Standard                                                                               Exhibit C
         Business Days                                                                                  Article 27
         Central                                                                                         Exhibit C
         Commencement Date                                                                           Section 1.01F
         Common Areas                                                                                   Article 27
         days                                                                                           Article 27
         Events of Default                                                                           Section 13.01
         Expiration Date                                                                             Section 1.01G
         herein, hereof, hereby, hereunder and words
              of similar import                                                                         Article 27
         include and including                                                                          Article 27
         Interest Rate                                                                                Section 4.02
         Land                                                                                        Section 1.01C
         Landlord                                                                                         Preamble
         Landlord's Address for Notice                                                               Section I 01T
         Landlord's Address for Payment                                                             Section 1 01 U
         Landlord's Operating Costs Estimate                                                          Section 5011
         Landlord's Work                                                                                 Exhibit C
         Leasehold Improvements                                                                          Exhibit C
         Net Rentable Area                                                                              Article 27
         Net Rentable Area of the Building                                                           Section 1.011
         Net Rentable Area of the Premises                                                           Section 1.011
         Non-Building Standard                                                                           Exhibit C
         Parking Facility                                                                           Section 1.01 D
         Parking Permits                                                                             Section 1.01P
         Permit Fees                                                                                Section 1.01 P
         Project                                                                                     Section l.01E
         Premises                                                                                    Section 1.01A
         Reference to Landlord as having "no liability

         to Tenant or being" without liability to
         Tenant" or words of like import                                                                Article 27
         Rent                                                                                        Section 1.01L
         repair                                                                                         Article 27
         Security Deposit                                                                           Section 1.01 R
         Successor Landlord                                                                          Section 18.02
         Taxes                                                                                        Section 5.02
         Tenant                                                                              Preamble & Article 27
         Tenant Delay                                                                                    Exhibit C
         Tenant's Address for Notice                                                                Section 1 01 V
         Tenant's Allowance                                                                              Exhibit C
         Tenant's Permitted Uses                                                                     Section 1.01Q
         Tenant's Property                                                                       Section 14.01A(a)
         Tenant's Share                                                                              Section 1.01K
         Tenant's Work                                                                                   Exhibit C
         Term
         termination of this Lease and words of like import                                             Article 27
         terms of this Lease                                                                            Article 27
         this Lease                                                                                       Preamble
         Usable Area of Premises                                                                         Exhibit C
         year

                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between Park West E-3 Associates, a Texas joint venture ("Landlord") and NETCOM On-Line Communications Services, Inc., a Delaware corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

                                    ARTICLE 1

                 BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

                  Section 1.01. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this
Section 1.01.

A.       Premises:                     The entire first floor of the Building,
                                       presently known as Suite No. 100, as said space is identified by diagonal lines or shaded area on the floor plans attached hereto as Exhibit A and made a part hereof.

B.       Building:                     The building constructed by Landlord on
                                       that opinion of the Land generally
                                       located at 1607 LBJ Freeway, Dallas,
                                       Texas and being known as Building 11,
                                       Phase 1, Park West Office Community.

C.       Land:                         Those certain parcels of land described
                                       under the caption "Land" in Exhibit B
                                       hereof.

D.       Parking Facility:             The multi-level parking garage which is
                                       adjacent to the Building, including the
                                       parking area adjacent to the Building.

E.       Project:                      The Land and all improvements thereon,
                                       including the Building, the Parking
                                       Facility, and all Common Areas,
                                       excluding, therefrom the buildings
                                       located at 1601, 1603 and 1605 LBJ
                                       Freeway, Dallas, Texas.

F.       Commencement Date:            That certain date on which the Term shall
                                       commence. As determined pursuant to the
                                       provisions of Article 3 hereof.

G.       Expiration Date:              April 30, 2003.

H.       Term:                         Approximately seven (7) years, beginning
                                       on the Commencement Date and ending at
                                       11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

I.       Net Rentable Area of the      50,771 square feet, it being agreed and
         Premises ("NRSF"):            understood that Tenant will pay Base Rent
                                       based on 50.771 NRSF until the Must Take
                                       Date Expansion Space Commencement Date
                                       and thereafter on the basis of 60,827
                                       NRSF.


J        Net Rentable Area of the      60.827 square feet, subject to the
         Building:                     provisions of Section 3.03 hereof.


K.       Tenant's Share:               83.47%, representing a fraction, the
                                       numerator of which is the Net Rentable
                                       Area of the Premises and the denominator and which is the Net Rentable Area of the Building (subject to the provisions of Section 3.03 hereof), subject to future adjustment.

L.       Rent:                         The Base Rent and the Additional Rent.

M.       Base Rent:                    The Base Rent, which includes Base Year
                                       Operating Costs, shall be $292,655.00 per annum (approximately 55.764 per annum per NRSF), for the period beginning thirty
                                       (30) days after the Commencement Date
                                       through the date prior to the first
                                       anniversary of the Commencement Date
                                       based upon 50,771 NRSF: $505,103.00 per
                                       annum (approximately $8.304 per annum per NRSF), from the first anniversary of the Commencement Date through the day prior to the third anniversary of the Commencement Date based upon 60,827 NRSF:
                                       $677.327.00 per annum (approximately
                                       $11.135 per annum per NRSF of the
                                       Premises), from the third anniversary of the Commencement Date through the day prior to the fifth anniversary of the Commencement Date based upon 60.827 NRSF:
                                       and $812,467.00 per annum ($13.357 per
                                       annum per NRSF of the Premises), from the fifth anniversary of the Commencement
                                       Date through April 30, 2003 based upon
                                       60.827 NRSF.

N.       Additional Rent:              The Additional Rent shall be all other
                                       sums due and payable by Tenant under the Lease.

O.       Base Year Operating Costs:    The actual grossed up Operating Costs for
                                       calendar year 1996 for the Project, as
                                       determined on a per NRSF basis.

P.       Parking Permits and           Tenant shall be entitled to two hundred
         Permit Fee:                   twenty (220) Parking Permits for two
                                       hundred twenty (220) unassigned parking
                                       spaces (calculated at the rate of 5
                                       parking spaces per 1,000 NRSF of the
                                       initial Premises), with six (6) parking
                                       permits to be for assigned visitor
                                       parking spaces in the part of the Parking
                                       Facility immediately outside of the
                                       Premises. All parking permits shall be
                                       taken at no charge during the Initial
                                       Term, and shall be used in common with
                                       other persons in the Parking Facility,
                                       with the Parking Permits to increase by
                                       thirty-two (32) Parking Permits upon
                                       Tenant's occupancy of the Must Take
                                       Expansion Space (as defined in Rider No.
                                       3 hereon).

Q.       Tenant's Permitted Uses:      Tenant may use the Premises for executive
                                       and administrative offices for the
                                       conduct of Tenant's business, research
                                       and development, data room, computer and telecommunications facilities, sales and marketing, customer service and for any other lawful purpose incidental thereto, and for no other use or purpose.

R.       Security Deposit:             None.

S.       Broker:                       CB Commercial Real Estate Group, Inc.,
                                       who shall be paid by Tenant in accordance with Article 22 hereof.

T.       Landlord's Address            Park West E-3 Associates
         for Notice:                   c/o Prentiss Properties Limited, Inc.
                                       1717 Main Street,
                                       Suite 5000
                                       Dallas, Texas 75201
                                       Attention: Michael V. Prentiss

                                       With a copy to:

                                       Prentiss Properties Limited, Inc.
                                       1509 LBJ Freeway
                                       Dallas, Texas 75234
                                       Attention: Property Management

U.       Landlord's Address            Park West E-3 Associates
         for Payment.                  c/o Prentiss Properties Limited, Inc.
                                       1717 Main Street, Suite 5000
                                       Dallas, Texas 75201

V.       Tenant's Address for Notice:  NETCOM On-Line Communications
                                       Services, Inc.
                                       1607 LBJ Freeway, Suite 100
                                       Dallas, Texas 75234

                                       with a copy to:

                                       NETCOM On-Line Communications
                                       Services, Inc.
                                       3031 Tisch Way, 2nd Floor
                                       San Jose, CA 95134
                                       Attention: Anita Alston,
                                       Director of Corporate Real Estate

                                       and

                                       Pillsbury Madison & Sutro
                                       2700 Sand Hill Road
                                       Menlo Park, CA 94025
                                       Attention: Michael Sullivan, Esq.


                                    ARTICLE 2

                          PREMISES AND QUIET ENJOYMENT

                  Section 2.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term. During the Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations, the Common Areas. Landlord and Tenant each acknowledge that the Building is being developed by Landlord as a part of a larger complex of office buildings known as the Park West Office Community (the "Office Park"). Tenant shall have the right to use the common areas of the Office Park as more particularly set forth in and subject to the terms and conditions of the Declaration of Covenants, Conditions and Restrictions (the "Declaration") filed of record in the Deed Records of Dallas, County, Texas and the Articles of Incorporation and Bylaws of Park West One Association, Inc., including any existing amendments to any of the foregoing documents. Landlord hereby acknowledges that nothing contained in the Declaration shall be contrary to the terms and conditions contained in the Lease.

                  Section 2.02. Provided that Tenant fully and timely performs all the terms of this Lease on Tenant's part to be performed, including payment by

Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord: subject however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, restrictive covenants, easements, and other encumbrances now affecting the Premises, the Project or the Office Park.

                  Section 2.03. Landlord hereby warrants to Tenant that (i) the Building and (ii) that portion of the Premises to be constructed by Landlord or Landlord's contractor, will be constructed and operated in a first-class manner, free of all asbestos containing materials ("ACM") and in full compliance with all governmental regulations, ordinances, and laws existing at the later of the time of construction or the execution of this Lease, including, but not limited to, laws pertaining to disabled access, including the Americans with Disabilities Act ("ADA"), and laws pertaining to hazardous substances ("Applicable Laws"), in order to make the Premises, the Building and the Land suitable for business offices. In the case of hazardous substances, the term "Applicable Laws" will he deemed to include any standards, guidances or other recommendations issued by nationally recognized authoritative governmental units or other bodies such as the United States Environmental Protection Agency, the United States or any relevant state, the Occupational Safety and Health Administration, the National Institutes of Health or the American Congress of Industrial Hygienist, Landlord will be fully responsible for making all alterations and repairs to the Premises and the Building at its cost, which shall not be included as Operating Costs, resulting from or necessitated by the failure by Landlord and/or Landlord's Contractor to comply with the Applicable Laws, or from Landlord's and/or Landlord's Contractor's utilization of hazardous substances (as deemed by Applicable Laws) at the time the Lease is executed in violation of Applicable Laws. Landlord's obligation to perform such work in accordance with Applicable Laws will be deemed to exist on the Commencement Date and shall be deemed to continue with respect to such Applicable Laws and any obligation created by such Applicable Laws if the obligation was generally known on the Commencement Date (and Landlord's obligation shall exist and continue even though the time for performance under such Applicable Laws was contingent on (a) the passage of time, (b) the expenditure of money, or (c) the performance of other work which would trigger such compliance). Landlord shall, subject to Tenant's repair obligations set forth in the Lease, maintain and operate the Building in a first class manner, keep the Building Structure (as hereinafter defined in Section 9.01 ) and the Building Systems (as hereinafter defined in
Section 9.01 ) in first class condition and repair, maintain a safe and healthful environment in the Building, and operate, maintain, and provide services and security to, the Building be a first-class manner comparable to other first-class office buildings in the North Dallas, Texas suburban area ("Comparable Building"), the cost of which (except for capital improvements and capital repairs, as more specifically hereinafter set forth in Section 5.02) shall be included in Operating Costs, or paid for directly by Tenant (for maintenance and repair of the Premises only to the extent required by the Lease) if not normally included in

Operating Costs. To Landlord's knowledge, the Building contains no friable ACM and the Building and the restrooms in the Building do not comply with the ADA. In the event there is discovered friable ACM in the Building and/or the Premises and such friable ACM shall be required by Applicable Laws to be removed, Landlord shall, at its sole cost and expense and in accordance with Applicable Laws, remove the ACM as soon as reasonably practical.

                                    ARTICLE 3

           TERM; COMMENCEMENT DATE DELIVERY AND ACCEPTANCE OF PREMISES

                  Section 3.01. A. The Commencement Date shall be the earlier of
(a) the first (1st) business day of the week following the date Landlord delivers to Tenant a written notice stating that the Leasehold Improvements to Premises are Substantially Complete and that the Premises are deemed available for occupancy pursuant to Section 3.02 hereof, or (b) the date Tenant, or anyone claiming by, through or under Tenant, occupies any substantial portion of the Premises for the purpose of the conduct of Tenant's (or such other persons) business therein. The Commencement Date shall be extended by one (1) day for each day of delay in the design of, or Tenant's move into, the Premises that is caused by any Force Majeure (as defined in Section 25.06 hereof) or Landlord Delay. The terms "Leasehold Improvements," "Substantially Complete," and "Landlord Delays" are defined in Exhibit "C", attached hereto and made a part hereof for all purposes.

                           B.  Notwithstanding the provisions of Section 3.01A
hereinabove, Landlord shall cause Landlord's Contractor to complete the Leasehold Improvements to the Premises within six (6) weeks of commencement of construction, subject to Force Majeure and Tenant Delay. If the Leasehold Improvements are not completed subject to the aforementioned delays within eight
(8) weeks of commencement of construction. Tenant shall receive two (2) days of abated Rent for each day of delay in Substantial Completion of construction. If the Premises are not Substantially Complete within four (4) months of commencement of construction, subject to Tenant Delay but regardless of Force Majeure, Tenant may terminate this Lease if Tenant provides written notice providing Landlord ten (10) additional days to Substantially Complete the Premises and Landlord fails to Substantially Complete the Premises within such ten ( 10) day period.

                  Section 3.02. A. The Premises shall be deemed available for occupancy as soon as the following conditions have been met: (a) the Leasehold Improvements (as defined in Exhibit C to the Lease) have been Substantially Completed (as more particularly defined in Exhibit "C") (b) either a certificate or certificates of occupancy (temporary or final) or other certificate permitting the lawful occupancy of the Premises has been issued for the Premises, by the appropriate governmental authority; and (c) at least three (3) Business Days' notice of the anticipated occurrence of the conditions in clauses (a) and (b) above has been given to Tenant.

                           B.  Notwithstanding anything to the contrary
contained herein, if there is a delay in the availability for occupancy of the Premises, due to Tenant Delay (as defined in Exhibit C to the Lease) then the Premises, shall be deemed available for occupancy on the date on which the Premises, would have been available for occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate, permitting the lawful occupancy of the Premises has not been issued or the Leasehold Improvements have not been commenced or completed.

                  Section 3.03 The Net Rentable Area of the Premises and the Building are approximately as stated in Sections 1.011 and J, respectively, and shall be specifically calculated by the Landlord's architect or space planner using base building plans in accordance with the definition set forth in Article 27 hereof when the Leasehold Improvements for the Premises are Substantially Complete. Tenant shall have the right, exercisable within thirty (30) days after the later of the date Landlord gives Tenant written notice of the final field measurements of the Premises and the Building or the date Tenant commences business operations from the Premises (or, when appropriate, any additional space leased by Tenant pursuant to the Lease), to remeasure the Premises and Building within such thirty (30) day period. In the event that subsequent remeasurement of the Premises and/or the Building by Tenant, within the time period specified above, indicates that the square footage measurement prepared by Landlord produces a square footage number in excess of or lower than the square footage number which would have resulted had the measurement been properly utilized, any payments due to Landlord, from Tenant based upon the amount of square feet contained in the Premises shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of square feet, as properly remeasured. If Landlord disagrees with Tenant's remeasurement and if a dispute occurs regarding the final accuracy of such measurements, such dispute will be resolved pursuant to binding arbitration pursuant to Rider No. 5 ("General Arbitration") hereof. By written instrument substantially in the form of Exhibit D attached hereto Landlord shall notify Tenant of the Commencement Date, the Net Rentable Area of the Premises and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Landlord and Tenant as to all matters set forth therein, unless within fifteen (15) days following delivery of such Commencement Notice. Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections. The foregoing notwithstanding, Landlord's failure to deliver any Commencement Notice to Tenant shall not affect Landlord's determination of the Commencement Date.

                  Section 3.04. Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent (except as otherwise set forth herein) and any entry by Tenant shall be subject to all of the terms of this Lease; provided however, that no such early entry shall change the Commencement Date or the Expiration Date. Tenant may enter the Premises upon receipt of Landlord's consent for the purpose of installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment and other business equipment ("Early Entry Work"). Such early entry shall not advance the Commencement Date, provided Tenant does not commence business operations from any part of the Premises. In connection with such Early Entry Work Landlord shall not be responsible for, and Tenant is required to obtain insurance covering any loss caused by Tenant or those entering the Premises on behalf of Tenant to perform such Early Entry Work, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Leasehold Improvements, or for any injury to Tenant or Tenant's employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively "Tenant's Employees.") or to any other person and provided further that such Early Entry Work shall be coordinated with the activities of the general contractor who is installing the Leasehold Improvements in the Premises. The Premises will be delivered by Landlord to Tenant when the Leasehold Improvements are Substantially Complete and the Premises are ready for occupancy.

                  Section 3.05. Occupancy of the Premises or any portion thereof by Tenant or .anyone claiming through or under Tenant for the conduct of Tenant's, or such other person's business therein shall be conclusive evidence that Tenant and all panics claiming through or under Tenant (a) have accepted the Premises for the purposes for which the Premises are leased hereunder, (b) have accepted the Common Areas as being in a good and satisfactory condition and
(c) have waived any defects in the Premises and the Project; provided however, that, if any Leasehold Improvements have been constructed and installed to prepare the Premises for Tenant's occupancy. Tenant's acceptance of the Premises, and waiver of any defect therein, shall occur upon Landlord's substantial completion of the Leasehold Improvement, in the Premises, or such portion thereof, in accordance with the terms of Exhibit C hereof, subject only to Landlord's completion of items on Landlord's punchlists (as determined in accordance with Exhibit C hereof), latent defects discovered by Tenant and reported in writing to Landlord within twelve (12) months of the Commencement Date, and latent defects covered by any contractual warranty, or construction warranty period provided by Landlord by Landlord's contractor (as defined in Exhibit C to the Lease).

                  Section 3.06. Tenant's rights and obligations with respect to extending the Term of this Lease are set forth in Rider No. 2 ("Extension Option"), attached hereto and made a part of this Lease for all purposes.

                  Section 3.07. Tenant's rights and obligations with respect to the Must Take Expansion are set forth in Rider No. 3 ("Must Take Expansion"), attached and made a pan of this Lease for all purposes.

                  Section 3.08. Tenant's right to terminate the Lease prior to the Expiration Date are set forth in Rider No. 4 ("Right to Terminate Lease"), attached hereto and made a part of this Lease for all purposes.

                                    ARTICLE 4

                                      RENT

                  Section 4.01. Tenant shall pay to Landlord, without notice, demand, offset or deduction (except as otherwise provided in the Lease), in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time:
(a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent payable under Article 5 hereof shall be paid on the Commencement Date: provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term. Notwithstanding the foregoing provisions, Base Rent shall not commence until thirty (30) days after the Commencement Date ("Rent Commencement Date"). All installments of Base Rent due for the period from the Commencement Date through the day prior to the Rent Commencement Date are waived and abated by Landlord. Any Landlord Delay and/or Force Majeure shall extend the Rent Commencement by the number of days of such delay.

                  Section 4.02. All past due installments of Rent shall bear interest until paid at a rate per annum (the "Interest Rate") equal to two percent (2%) above the prime rate of interest from time to time publicly announced by The First National Bank of Chicago, a national banking association, or any successor thereof; provided, however, that, if at the time such interest is sought to be imposed the rate of interest exceeds the maximum rate permitted under federal law or under the Laws of the State of Texas, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

                                    ARTICLE 5

                                 OPERATING COSTS

                  Section 5.01. Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term, following calendar year 1996, an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of excess Operating Costs, for such year over Base Year Operating Costs, such amount to be calculated on a per square foot of NRSF of the Premises basis, such amount to be calculated and paid as follows:

                  A. On the first day of January of each year during the Term (or, with respect to the year in which the Commencement Date occurs, prior to the Commencement Date), or as soon thereafter as is practicable (but at least within one hundred twenty (120) days after the beginning of each year), Landlord shall furnish Tenant with a statement setting forth Landlord's reasonable estimate of Operating Costs, itemized on a line item by line item basis ("Landlord's Operating Costs Estimate") and Tenant's Operating Costs Payment for the forthcoming year (or the fractional year in which the Commencement Date occurs, as the case may be). In the event Landlord's Operating Costs Estimate shall increase in excess of eight percent (8%) over the actual Operating Costs for the prior year, Landlord shall also furnish Tenant with such backup information and documentation to substantiate such increase. On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term (or by the Commencement Date, as the case may be), then (a) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate. Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Section 5.01 for the month of December of the preceding year and, (b) promptly after Landlords' Operating Costs; Estimate is furnished to Tenant. Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year in accordance with Landlord's Operating Costs Estimate and, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the delivery of Landlord's Operating Costs Estimate, with additional supporting documentation as shall be reasonably requested by Tenant, or (ii) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing payments of Rent due from Tenant under this Lease until fully credited to Tenant, and (iii) on the first day of the calendar month following the month in which Landlord's Operating Costs Estimate is given to Tenant and on the first day of each calendar month throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment as shown on Landlord's Operating Costs Estimate. The foregoing notwithstanding, Landlord shall have the right from time to time during any year (but not more often than once in any twelve ( 12) month period) to notify Tenant in writing of any change in Landlord's Operating Costs Estimate, in which event such Tenant's Operating Costs Payment, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of the month following Landlord's giving of such notice.

                           (b)      Notwithstanding anything to the contrary
contained in Section 5.01A or elsewhere in the Lease, Landlord and Tenant hereby acknowledge that Tenant shall not be obligated to pay Tenant's Operating Costs Payment for 50,771 NRSF of the Premises until calendar year 1997.

                  B. On the first day of March of each year during the Term (beginning on the first day of March of the year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, (but at least within one hundred eighty (180) day after the end of each year) Landlord shall furnish Tenant with a Statement itemized on a line item by line item basis showing (i) the amount of the actual Operating Costs for such calendar year and for the preceding calendar year, (ii) any amount paid by Tenant toward Tenant's Operating Costs Payments, during such calendar year on an estimated basis and
(iii) any revised estimate of Tenant's obligations for Tenant's Operating Costs Payment for the current calendar year ("Landlord's Statement"). Within thirty
(30) days after Landlord's giving of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's Statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's Statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing Rent due from Tenant under this Section 5.01 until fully credited to Tenant. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the statement of actual Operating Costs. Landlord's failure to provide Landlord's Statement within twelve ( 12) months of December 31st of any calendar year shall be deemed a waiver of any right to adjust Tenant's Operating Costs Payment for such calendar year.

                  C. If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated to that Tenant shall pay that portion of Tenant's Share of Operating Costs for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this Section 5.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

                  Section 5.02. A. For purposes of this Lease, the term "Operating Costs" shall mean, subject to the exclusions and the amortization requirements hereinafter set forth, any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied, subject to the exclusions and the amortization requirements hereinafter set forth. Operating Costs include the following: (a) Wages, salaries, and fees (including all reasonable education, travel and professional fees) of all personnel or entities at the level of Building manager and below (exclusive of Landlord's executive personnel) engaged in the operation, repair, maintenance, or security of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used in the operation, repair, maintenance and security of the Project (provided, however, that if any such employees of Landlord provide services for more than one building, then a prorated portion of their wages, benefits and taxes shall be included in Operating Costs based on the portion of their working time devoted to the Building); (b) Cost of performance by Landlords personnel of, or of all service agreements for, maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project. Such cost shall include the rental of personal property used by Landlord's personnel in the maintenance and repair of the Project; (c) Cost of utilities for the Project, including water, sewer, power, electricity (including only electricity and water attributable to the Common Areas of the Building), gas, fuel, lighting and air-conditioning, heating and ventilating costs attributable only to the Common Areas of the Building; (d) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord, and such other insurance which Landlord considers reasonably necessary in the operation of the Project, but in on event in excess of the types and amount of insurance maintained by comparable landlords of Comparable Buildings, together with all appraisal and consultants' fees in connection with such insurance; (e) All Taxes. For purposes hereof, the term Taxes" shall mean, all taxes, assessments, and other governmental charges, applicable to or assessed against the project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation; including any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (a) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (b) transfer taxes assessed against Landlord or the Project or both, (c) penalties or interest on any late payments of Landlord and, (d) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. If any or all of the Taxes paid hereunder are by law permitted to be paid in installments, notwithstanding how Landlord pays the same, then, for purposes of calculating Operating Costs, such Taxes shall be deemed to have been divided and paid in the maximum number of installments permitted by law, and there shall he included in Operating Costs for each year only such installments as are required by law to be paid within such year, together with interest thereon and on future such installments as provided by law; (f) Legal and accounting costs incurred by Landlord or paid by Landlord to third parties (exclusive of legal fees with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the ownership rather than the operation of the Project), appraisal fees, consulting fees, all other professional fees and disbursements and all association dues;
(g) Cost of non-capitalized repairs and general maintenance for the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant, other tenants of the Project or other third parties); (h) Amortization of the cost of improvements or equipment which are capital in nature and which
(i) are for the purpose of reducing Operating Costs for the Project, up to the amount saved as a result of the installation thereof, as reasonably estimated by Landlord and such savings do not redound primarily to the benefit of any particular tenant; (ii) are minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than $5,000 in any twelve (12) month period; or (iii) are required by any governmental authority by any new and/or changes in laws, rules, regulations which are enacted after the Commencement Date. All such costs, including interest thereon, shall be amortized on a straight-line basis over the useful life of the capital investment items, as reasonably determined by Landlord; (i) the Project management office rent or rental value with such management office rent to be prorated on a per Square foot basis among all buildings managed by the Building's property manager in Phase I of the Park West Office Community; (j) a management fee (whether or not Landlord engages a manager for the Project) and all items reimbursable to the Project manager, if any, pursuant to any management contract for the Project. The management fee shall be three percent (3%) of the gross receipts from the operation of the Project; and (k) amounts payable to Park West One Association Inc., pursuant to the Declaration, as amended from time to time. It is understood that Operating Costs shall be reduced by all cash discounts. trade discounts, or quantity discounts received by Landlord or Landlord's manager in the purchase of any goods, utilities, or services in connection with the operation of the Building. Any repair or maintenance costs which are covered by a warranty or service contract in the base year shall be imputed into the Base Year Operating Costs. In the event any facilities, services or utilities used in connection with the Project are provided from another building, the costs incurred by Landlord in connection therewith shall be allocated to Operating Costs by Landlord on a reasonably equitable basis. Any operating Costs which are prorated or allocated between any other buildings in Phase I of the Park West Office Community, including Operating Costs payable to Park West One Association, Inc. pursuant to Section 5.02A(C) hereof ("Shared Operating Costs") shall be prorated based upon the NRSF of such buildings, with the Building's pro rata portion of such Shared Operating Costs to be no greater than 9.634% of the total Shared Operating Costs, except for Taxes which, if not separately determined or allocated by the taxing authority, shall be reasonably determined by Landlord's independent tax consultant.

                  B. "Operating Costs" shall not include (a) specific costs for any capital repairs, replacements or improvements, except as provided above; (b) expenses for which Landlord is reimbursed or indemnified (either by an insurer, contractor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (c) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants);
(d) payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased, except for (i) expenses in connection with making minor repairs on or keeping Building Systems in operation while minor repairs are being made and
(ii) costs of equipment not affixed to the Project which is used in providing janitorial or similar services; (e) interest, principal, points and fees on debts or amortization payments on any mortgages or any other debt instrument;
(f) net basic rents under ground leases; (g) costs representing an amount paid to an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (h) costs specially billed to and paid by specific tenants, (i) costs incurred by Landlord for the repair of damage to the Project, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all capital repairs, regardless of whether such repairs are covered by insurance; (j) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants' improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project; (k) depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life; (1) in addition to the costs set forth in Section 5.02B(c) above, marketing costs, including without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project; (m) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Project; (n) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project; (o) Landlord's general corporate overhead and general and administrative expenses; (p) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in the Parking Facility of the Project or wherever Tenant is granted its parking privileges and/or all fees paid to any Parking Facility operator; (q) advertising and promotional expenditures, and costs of signs in or on the Project identifying the owner of the Project or other tenants' signs; (r) services and utilities provided, taxes attributable to, and costs incurred in connection with the operation of the retail and restaurant operations in the Project, except to the extent the square footage of such operations are included in the rentable square feet of the Project and do not exceed the services, utility and tax costs that would have been incurred had the retail and/or restaurant space been used for general office purposes; (s) costs incurred in connection with upgrading the Project to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, (excluding costs to cause the Premises to comply with the Americans with Disabilities Act ("ADA") which shall be solely borne by Tenant), including, without limitation, the ADA, (but solely as to the Common Areas of the Project), including penalties or damages incurred due to such non-compliance; (t) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due and any other late charges, penalties or fees paid by Landlord to any entity, as well as any premium or overtime charges which were unnecessary or which could have been avoided if Landlord had acted in a timely manner; (u) costs for which Landlord has been compensated by a management fee; (v) costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Project materials; (w) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date this Lease is executed) in or about the Premises, the Project or the Land including, without limitation. hazardous substances in the ground water or soil, not placed in the Premises, the Project or the Land by Tenant; (x) costs arising from Landlord's charitable or political contributions; (y) costs arising from latent defects in the base, shell or core of the Project or improvements installed by Landlord or repair thereof, which are reported to Landlord in writing within twelve (12) months of the Commencement Date; (z) costs arising from any mandatory or voluntary special assessment on the Project or the Land by any transit district authority or any other governmental entity having the authority to impose such assessment; (aa) costs for sculpture, paintings or other objects of art; (bb) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Project and/or the Land; (cc) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants; (dd) costs of any "tap fees" or any sewer or water connection fees for the benefit of any particular tenant (as opposed to all of the tenants) in the Project; (ee) costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or the Project, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof; (ff) any expenses incurred by Landlord for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Project services, such as lighting and HVAC to such public portions of the Project in normal Project operations during standard Project hours of operation; (gg) any "validated" parking for any entity; and
(hh) any "above-standard" cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping. There shall be no duplication of costs or reimbursements.

                  C. Notwithstanding anything to the contrary contained in this
Section 5.02 or elsewhere in the Lease, for purposes of calculating Tenant's Operating Costs Payment for the period beginning January 1, 1997, and for each year thereafter for the remainder of the initial Term, the components of Operating

Costs set forth in Sections 5.02A (a), (b), (f), (g), (h), (i), and (j) (collectively "Controllable Operating Costs") shall not he annually increased by more than eight percent (8%) for the remaining years of initial Term over the actual 1996 "grossed up" Controllable Operating Costs, as determined in the aggregate, on a compounded basis.

                  Section 5.03. If the Building is not fully occupied (meaning ninety-five percent (95%) of the Net Rentable Area of the Building) during any full or fractional year of the Term (including the Base Year), the actual Operating Costs for such period shall be deemed to be equal to the total of the Operating Costs which would have been incurred by Landlord if 95% of the Net Rentable Area of the Building had been occupied for the entirety of such period. Notwithstanding the foregoing, Landlord shall not recover as Operating Costs more than one hundred percent (100%) of the Operating Costs actually paid by Landlord. Operating Costs shall be computed according to accrual basis of accounting. in accordance with standard and reasonable accounting principles employed by Landlord.

                  Section 5.04. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant's Share of Operating Costs shall be adjusted, effective as of the date of any such change. Landlord shall promptly notify Tenant in writing of such change and the reason therefor. Any changes made pursuant to this Section 5.04 shall not alter the computation of Operating Costs as provided in this Article 5, but, on and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.01A shall be computed upon Tenant's Share thereof, as adjusted. If such estimated payments of Tenant's Share are so adjusted during a year, a reconciliation payment for Tenant's Share of Operating Costs pursuant to this Article 5 for the calendar year in which such change occurs shall be computed pursuant to the method set forth in Section 5.01 B.

                  Section 5.05. Tenant shall, at Tenant's sole cost and expense, have the right, at anytime with reasonable cause, upon reasonable written notice, during the business hours of Landlord and in a manner so as to not unreasonably interfere with Landlord's business, to have a certified public accountant, audit Landlord's books related to the computation of Operating Costs. Such audit may cover a period of time up to three (3) years prior to the date of such audit. If Landlord and Tenant mutually agree upon any misapplication of miscalculation of Operating Costs, or if Tenant finds a credit owed by Landlord, then Landlord shall adjust its Operating Costs computation and pay Tenant for such adjustment within thirty (30) days of Landlord agreeing to the adjustment. If the audit reveals an overpayment of Operating Costs by Tenant in excess of five percent (5%), and if Landlord agrees with such audit, then Landlord shall additionally reimburse Tenant for the reasonable costs of such audit. If Landlord disagrees with such audit, Landlord shall advise Tenant in writing within thirty (30) days of Landlord's receipt of such audit and Tenant shall have the right to submit the audit dispute to arbitration pursuant to Rider No. 5 ("General Arbitration") within five (5) days of receipt of the results of Landlord s written notice disputing such audit. Landlord hereby acknowledges that nothing in this Section 5.05 shall prohibit Tenant from auditing Landlord's books related to the computation of Operating Costs utilizing Tenant's internal staff. The arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit, provided that, if the arbitration determines that Landlord's determination of Tenant's Operating Costs Payment as set forth in any statement sent to Tenant was in error in Landlord's favor by more than five percent (5%). Landlord shall pay the cost of such audit. Landlord shall be required to maintain records of all Operating Costs and other Rent adjustments for the entirety of the three-year period ("Review Period") following Landlord's delivery to Tenant of each statement setting forth Tenant's Operating Costs Payment. The payment by Tenant of any amounts pursuant to this Article 5 shall not preclude Tenant from questioning the correctness of any statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the statement.

                                    ARTICLE 6

                                     PARKING

                  Section 6.01. Landlord shall maintain and operate, or cause to be maintained and operated, an area for automobile parking in the Parking Facility. Landlord hereby grants to Tenant the right to use in common with tenants in the buildings in Phase I of the Park West Office Community and with the public the Parking Facility and shall issue Parking Permits for such use. Each such Parking Permit shall entitle Tenant to one (1) unassigned parking space in the Parking Facility. The number of Parking Permits to be issued to Tenant is set forth in Section 1.01P. At any time and from time to time during the Term of this Lease, Tenant may decrease or increase the number of Parking Permits up to the maximum permitted in Section 1.01(P) by giving thirty (30) days' written notice to Landlord. Landlord shall not be obligated to provide Tenant with any additional Parking Permits. Tenant shall at all times observe Landlord's reasonable Rules and Regulations with respect to the Parking Facility; provided, however, that Tenant shall always have the right to use the Parking Facility twenty-four (24) hours a day, seven ( 7) days a week, every day of the year.

                  Section 6.02 If all or any portion of the Parking Facilities shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the garage operator is unable to make available to Tenant the parking provided for herein, then in any such instance, Landlord shall use all reasonable efforts to provide adequate substitute parking reasonably satisfactory to Tenant, which parking area may be surface parking, located in the general vicinity of the Building. If Landlord is unable to provide suitable substitute parking located in the general vicinity of the Building within forty-five (45) days of such condemnation or casualty, Tenant may, at any time thereafter, up to thirty
(30) days written notice to Landlord, terminate the Lease.

                  Section 6.03. Visitor parking shall be at no charge and in common with other parkers in the Parking Facility.


                                    ARTICLE 7

                              SERVICES OF LANDLORD

                  Section 7.01. A. During the Term, Landlord shall furnish Tenant with the following services: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers, and similar items of business equipment which consume, in the aggregate, less than seven (7) watts per square foot of Net Rentable Area of the Premises and require a voltage of one hundred twenty/two hundred seventy seven (120/277) volts. Landlord hereby advises Tenant that Landlord can provide electric capacity (not including base Building central HVAC) of at least six (6) watts per square foot of Net Rentable Area within the Premises, however, Tenant, at its sole cost and expense, shall be obligated for any cost associated with providing excess capacity over five (5) watts per square foot of Net Rentable Area (it being understood. however, that Tenant shall only be responsible for the cost of electrical distribution devices and distribution on the particular floor of the Premises where such additional electrical capacity shall be required) (c) heating, ventilating or air-conditioning, twenty-four (24) hours per day. seven (7) days per week, at such temperatures and in such amounts as customarily and seasonally provided to tenants occupying comparable space in first-class office buildings in the North Dallas suburban area for general office purposes, but with respect to Tenant's equipment room, Tenant will provide, at its sole cost and expense, any supplemental HVAC unit required to provide air-conditioning to such equipment room on a 24 hour basis; (d) electric lighting for the Common Areas of the Project; (e) passenger elevator service, in common with others, for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated after Business Hours and on Saturdays, Sundays and Holidays; (f) janitorial cleaning services as reasonably determined by Landlord but which is at least comparable to such services as provided in Comparable Buildings, and;
(g) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours, subject to the Rules and Regulations, the type of facilities, and other limitations of such loading facilities; (h) replacement, as necessary, of all Building Standard lamps and ballasts in Building Standard light fixtures within the Premises; and (i) security at least comparable to the security being provided in Comparable Buildings. Tenant shall be entitled, at Tenant's sole cost, to install its own security system for the Premises, which shall be located within the Premises and shall not interfere with the Building Systems, subject to Landlord's reasonable approval, which approval may be conditioned upon Tenant agreeing to remove the security system to repair the damage caused by such removal, and to return the portion of the Premises affected by such removal to Landlord in the condition such portion of the Premises was delivered to Tenant. All services referred to in this Section 7.01 A shall be provided by Landlord and paid for by Tenant as part of Tenant's Operating Costs Payment; provided, however, that the cost for Tenant's use of electric power shall be paid by Tenant directly to the utility company providing such electric power, if allowed by such utility company, and shall not be included in Operating Costs.

                  B. Tenant shall have the right to control, without Landlord's consent, the after hours HVAC serving the Premises through thermostats or similar controls located within the Premises. The cost of after hour, HVAC services shall be equal to the actual charges of the utility company providing such electric power, without mark-up and without a fee to Landlord's Manager. If Tenant requires other services (other than electricity and HVAC), including cleaning services, routinely supplied by Landlord for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall, to the extent same can be provided by the Building Systems, provide such additional service after prior request therefor of no less than five (5) business hours advance notice to Landlord's Building management from an authorized representative of Tenant, and Tenant shall reimburse Landlord for the actual, reasonable and documented out-of-pocket incremental extra cost to Landlord to provide which additional services, without markup for profit or overhead, but including depreciation costs, if any, and a three percent (3%) fee to Landlord's manager, if Landlord's manager renders any services in connection with providing such additional HVAC services ("Actual Cost") within thirty (30) days following receipt by Tenant of invoice therefor and reasonable additional supporting documentation requested by Tenant; provided however, that, if any other tenants in the Building served by the equipment providing such additional service to the Premises request that Landlord concurrently provide such service to such other tenants, the cost of Landlord's providing such additional and concurrent service shall be prorated among all of the tenants requesting such service. If any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises is used in the Premises and if Tenant has not, within five (5) days after demand from Landlord, taken such steps, at Tenant's expense, as shall be necessary to cease such adverse affect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the full cost of such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord within thirty (30) of receipt by Tenant of written invoice therefor and supporting documentation requested by Tenant. Landlord agrees to advise Tenant whether any equipment and machinery contemplated by Tenant to be used herein will not generate abnormal heat or create unusual demands on the HVAC system serving the Premises, provided that Tenant provides Landlord a listing of which proposed equipment prior to Tenant's Occupancy of the Premises. During the Term, Tenant may replace and add similar types of equipment which require similar wiring for installation, with similar electrical consumption, without Landlord's consent and any such similar equipment shall not he deemed to generate abnormal heat or create unusual HVAC demands.

                  C. The degree of electrical and water consumption by Tenant shall be determined by a separate meter in the Premises to be installed and maintained by Landlord, all at Tenant's sole cost and expense. Landlord acknowledges that the Premises are currently separately metered, but Tenant shall bear all costs for any additional meters, if any. Tenant shall not install any electrical equipment requiring special wiring unless reasonably approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request and at Tenant's option, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, or (iii) entail excessive or unreasonable alterations, repairs or expenses.

                  Section 7.02. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity .and other utility services. Landlord shall make all necessary arrangements with the public utility supplying electric or other utility service directly to the Building to cause the electric or other utility service provider to bill Tenant directly for such utility services, unless prohibited by law or regulations of such public utility. Tenant shall, however, be responsible for contracting promptly and directly with such public utility supplying such service and for paying all deposits for, and all costs relating to, such service.

                  Section 7.03. Except as otherwise set forth herein, failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this

Lease. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. In the event that Tenant is prevented from using, and does not use, the Premises, or any portion thereof, for three (3) consecutive business days or ten (10) business days in any twelve (12) month period (the "Eligibility Period") as a result of (i) any damage or destruction to the Premises, the Parking Facility and/or the Building, (ii) any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by the Lease, which materially and adversely interferes with Tenant's use of the Premises, the Parking Facility and/or the Building, (iii) any failure by Landlord to provide Tenant with services or access to the Premises, the Parking Facility and/or the Building,
(iv) because of an eminent domain proceeding or (v) because of the presence of hazardous substances in, on or around the Premises, the Building or the Land which could pose a health risk to occupants of the Premises, then Tenant's Rent shall be equitably abated after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the Net Rentable Area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Net Rentable Area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, and Tenant does not conduct Tenant's business from such remaining portion of the Premises, the Rent for the entire Premises shall be duly abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the Net Rentable Area of such reoccupied portion of the Premises bears to the total Net Rentable Area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Parking Facility, and/or the Building, Tenant's abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises, the Parking Facility and/or the Building, to rebuild such portion it is required to rebuild, including insufficient time to install Tenant's Property (as defined in Section 14.01 hereof) to the extent the same shall have been removed as a result of such damage or destruction and to move in over a weekend. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 15 and 16 of the Lease, then the Eligibility Period shall not be applicable.

                                    ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

                  Section 8.01. Except as otherwise provided in this Article 8, neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

                  Section 8.02. Notwithstanding anything to the contrary in
Section 8.01, Tenant shall have the right, without the necessity of obtaining Landlord's prior approval thereof, but upon ten (10) days' prior written notice to Landlord, to (a) assign this Lease or sublet all or part of the Premises to any related corporation or other entity which controls, directly or indirectly, Tenant, is controlled, directly or indirectly, by Tenant or is under common control with Tenant; or (b) assign this Lease or subleases the Premises to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property or which is acquired, in whole or in part, by Tenant; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant and the assignee or sublessee as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.03. For the purpose hereof "control" shall mean ownership of not less than 50% of all the voting stock or legal and equitable interest in such corporation or entity.

                  Section 8.03. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than the time required for notice under Section 8.02 in the case of an assignment or subletting, or thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, and (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.02, Landlord shall have fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided, however, that Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of any Profits (as defined below) actually received by Tenant pursuant to such approved assignment or sublease. Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of "Profits": the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment ("Transferred Space") less: (a) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the Transferred Space; (b) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.), paid by Tenant to sublessee or assignee; (c) brokers' commissions; (d) attorneys' fees; (e) lease takeover payments; (f) costs of advertising the space for sublease or assignment; (g) unamortized cost of initial and subsequent improvements to the Premises by Tenant; and (h) any other costs actually paid in assigning or subletting the Transferred Space; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (h) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (a) through (h) above (the "Net Revenues"), are less than any and all costs actually paid in assigning or subletting the affected space (collectively "Transaction Costs"), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved; or (ii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Premises. The parties agree that Landlord may, subject to the remainder of the sentence, reasonably refuse to consent to an assignment or subletting if the proposed assignee or subtenant is not financially creditworthy to undertake the obligations imposed by the assignment or sublease, is a governmental authority or agency, an organization or person enjoying sovereign or diplomatic immunity, a medical or dental practice or a user that will attract a volume, frequency or type of visitor or employee to the Building which is not consistent with the standards of a high quality office building or that will impose an excessive demand on or use of the facilities or services of the Building, but that it shall be unreasonable for Landlord to refuse its consent to an assignment or sublease to any assignee or sublessee that is comparable in quality to other tenants in the Building or Comparable Buildings and that will use the Premises in a manner generally comparable to the use of comparable space in the Building or Comparable Buildings or, if there is common ownership between the owner of the building located at 1605 LBJ Freeway, Dallas, Texas and the Building, disapproving any use or type of tenant that leases space in the 1605 LBJ Freeway, Dallas, Texas building. It shall also be reasonable for Landlord to refuse to consent to any assignment or subletting if (i) an Event of Default has occurred under this Lease with any applicable cure period having expired, or (ii) such assignment of subletting would cause a default by Landlord under another lease in the Building or under any ground lease, deed of trust, mortgage, restrictive covenant, easement or other encumbrance affecting the Project. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above, but if Tenant advises Landlord in writing of such failure to respond and Landlord does not respond within an additional five (5) business day period after Landlord's receipt of such notice, then Landlord shall be deemed to have elected option (i) above. Tenant agrees to reimburse Landlord for legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting the aggregate of which shall in no event exceed $500.00 per requested assignment or sublease, and such payment shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (i) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant with respect to the sublease Premises. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

                  Section 8.04. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall, if not cured within the applicable notice and cure period, constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease pursuant to an Event of Default by Tenant and the failure of Tenant to cure such Event of Default within the applicable cure period, Landlord shall have the right, at its option, to terminate all subleases (subject to the provisions of this Section 8.07), or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

                  Section 8.05. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall, upon written notice to Tenant advising Tenant of such transfer, be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

                  Section 8.06. Tenant may allow any person or company which is a client or customer of Tenant or which is providing service to Tenant or one of Tenant's clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 8.

                  Section 8.07. To the extent that Tenant enters into an assignment of the Lease or enters into a sublease for all or any portion of the Premises equal to or in excess of one ( 1 ) floor of the Building, Landlord, if it grants its consent to such assignment or sublease, which consent shall not be unreasonably withheld, conditioned or delayed, shall also simultaneously reasonably consider executing and delivering a recognition agreement pursuant to which Landlord shall agree that in the event Tenant defaults under the Lease, the assignment or the sublease shall be recognized as a direct lease between Landlord and the assignee or the subtenant on the terms and conditions of the assignment or sublease, with Landlord's consideration to take into account, amongst other things, the rent being paid by any sublessee, the creditworthiness of any sublessee or assignee, and the term of the sublease or assignment.

                                    ARTICLE 9

                                     REPAIRS

                  Section 9.01. Landlord agrees that at all times it will maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, Parking Facility, stairwells, escalators, elevator cabs, plazas, art work, sculptures, washrooms, mechanical, electrical and telephone closets, and all Common Areas and public areas (collectively, "Building Structure.)

and the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (-Building Systems-) in good condition and repair. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except and to the extent required because of Tenant's use of the Premises for other than normal and customary business office operations. Except for ordinary wear and tear and casualty, except as otherwise provided in Section 9.02, and except for cosmetic and other nominal repairs of $5,000.00 or less which do not affect the Building Systems or Building Structure ("Minor Repairs"), which Minor Repairs Tenant may elect to complete, Landlord shall perform any maintenance and make all repairs and replacements to the Premises (including the Leasehold improvements). Except to the extent already included in Operating Costs, Tenant shall pay to Landlord the Actual Cost for (a) all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements,) other than (i) repairs and replacements necessitated by the willful misconduct or negligence of Landlord or its agents, employees, contractors, invitees or licensees to the extent the cost thereof is not covered and corrected under Tenant's insurance, or, if Tenant is not carrying all of the insurance described in Section 14.01A, to the extent such cost would not be covered by the insurance described in Section 14.01A, if the same were in effect, and (ii) maintenance, repairs and replacements of the Building Structure or Building Systems; (b) all repairs and replacements necessitated by damage to the Project (including the Building Structure and the Building Systems within the Premises) caused by the negligence or willful misconduct of Tenant or its agents, contractors, invitees and licensees but only to the extent the cost thereof is not covered and collected under Landlord's insurance, or, if Landlord is not carrying all of the insurance described in
Section 14.02, to the extent that such cost would not be covered by the insurance described in Section 14.02 if the same were in effect. Amounts payable by Tenant pursuant to this Section 9.01 shall be payable within thirty (30) days after receipt of an invoice therefor from Landlord and additional supporting documentation reasonably requested by Tenant. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant, except as may be due to the negligence or willful misconduct of Landlord or agents, contractors, and licensees and to the extent not covered and collected under Tenant's insurance.

                  Section 9.02. Tenant shall keep the non-structural portion of the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 9.01 and Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements) but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same pursuant to the provisions of Section
9.01. In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements which are the responsibility of Tenant, then Landlord, at its option pursuant to written notice hereof to Tenant and failure of Tenant within thirty (30) days of receipt of such notice to commence such maintenance or repair, may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, within thirty (30) days after Tenant receives an invoice therefor, the Actual Cost thereof.

                  Section 9.03. All repairs made by Tenant pursuant to Section
9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant from an approved list of contractors and repair personnel maintained by Landlord in the management office or repair personnel otherwise reasonably approved by Landlord: provided. however, that neither Tenant nor its contractors or repair personnel shall be permitted to do any work affecting the Building Structure or the Building Systems (except as otherwise set forth in Section 9.05). In no event shall such work be done for Landlord's account or in a manner which allows any liens to be filed in violation of Article 11, To the extent any repairs involve the making of alterations to the Premises, Tenant shall comply with the provisions of Article 10.

                  Section 9.04. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall repair all machinery and equipment necessary to provide the services of Landlord described in Article 7 (provided that Tenant shall pay the Actual Costs of any repair to such systems or any part thereof damaged by Tenant and Tenant's employees, customers, clients, agents, licensees and invitees, but only to the extent the cost thereof is not covered and collected under Landlord's insurance or, if Landlord is not carrying all of the insurance described in Section 14.02, to the extent that such costs would not be covered by the insurance described in
Section 14.02 if the same were in effect), and for repair of all portions of the project which do not comprise a part of the Premises and are not leased to others.

                  Section 9.05. A. Tenant shall give Landlord written notice of any default by Landlord in the observance or performance of any repair and/or maintenance obligation required to be performed by Landlord under this Lease. If any mortgagee of the Building has given Tenant its address for notice and specifically requests to receive such written notice, Tenant agrees to give a copy of the written notice required herein to such mortgagee at the same time Tenant gives the same to Landlord and to accept curative action. if any. undertaken by such mortgagee as if such curative account had been taken by Landlord.

                                            B.  If Landlord defaults in the
observance or performance of any repair and/or maintenance obligation required to be performed by it under this Lease, and any such default shall continue for more than thirty (30) days after written notice thereof from Tenant or if such failure cannot be corrected within such thirty (30) day period and Landlord does not commence to correct the default and thereafter diligently prosecute the correction of same to completion, Tenant may, except to the extent such default is related to the Building Structure or Building Systems of the Building, but shall not be obligated to, remedy such default and in connection therewith may pay reasonable expenses. Notwithstanding the foregoing sentence or anything else to the contrary in this Lease (i) in the event the Landlord's failure to commence, or complete, a repair and/or maintenance obligation related to the Building Structure or Building Systems has rendered the premises, or a portion thereof, unusable, and Tenant is not using the Premises, or portion thereof, for a period in excess of five (5) days after written notice to Landlord, Tenant may, at Tenant's option, elect to remedy such failure or repair the Building Structure or Building Systems so as to render the Premises usable, and (ii) in the event of an emergency situation threatening immediate damage to property, interruption to business, or injury to persons, Tenant shall use reasonable efforts to provide Landlord oral notice, and if Landlord has not commenced the repair and/or maintenance obligation within four (4) Business Hours thereafter, Tenant may commence such repair and/or maintenance obligation. After such emergency repairs, Tenant shall confirm such repairs by written notice. In the event that (a) Landlord acknowledges that a default by Landlord in the observance or performance of any term or covenant required to be performed under this Lease, (b) Landlord does not dispute Tenant's claim of an alleged default by Landlord, or (c) Landlord fails to reasonably and in good faith dispute such Landlord default within thirty (30) days following delivery of written notice from Tenant, then, in any such event, all reasonable and actual Tenant and/or third party sums expended and reasonably incurred by Tenant in connection with the cure of Landlord's default shall be due and owing within thirty (30) days following written demand thereof to Landlord (the "Due Date"), accompanied by invoices or other supporting documentation and evidence of such costs substantiating such claim. In the event such sums are not paid within such time period, Tenant shall have the right to offset its reasonable and actual Tenant and/or third party expenses against Base Rent and Additional Rent, then, or thereafter, due and owing, until Tenant has been fully reimbursed for such costs.

                                            C.  Notwithstanding the foregoing
provision. Landlord may reasonably and in good faith dispute the Tenant's declaration of a Landlord repair and/or maintenance default, including disputing liability for payment of Tenant's costs of curing a purported Landlord repair and/or maintenance default, and submit such matter to arbitration in accordance with

Rider No. 5 ("General Arbitration") hereof. In the event that Landlord has been determined through arbitration to be in default of a repair and/or maintenance obligation, the sums demanded by Tenant shall bear interest from the Due Date at the Interest Rate set forth in Section 4.02 hereof until paid in full or offset. In the event that Landlord does not pay Tenant for its reasonable and actual Tenant and/or third party expenses, plus interest at the Interest Rate, incurred in effecting a cure of Landlord's default of a repair and/or maintenance obligation within thirty (30) days of the determination in arbitration. Tenant shall have the right to offset its reasonable and actual Tenant and/or third party expenses, plus interest at the Interest Rate against Base Rent and Additional Rent, then, or thereafter, due and owing, until Tenant has been fully reimbursed for such costs. Landlord's right to dispute as set forth above shall in no way be construed to limit or delay Tenant's right to self-help as stated in this Section 9.05.

                                            D.  The payment of any Rent due
hereunder by Tenant shall in no manner constitute a waiver or release of any claim which Tenant may have or be able to assert against Landlord, hereunder. Notwithstanding anything to the contrary in this Section 9.05, Tenant shall be not entitled to exercise its rights hereunder (except for the right of Tenant to make repairs in the event of an emergency situation as more particularly set forth in Section 9.05B above) until Tenant has provided Landlord's mortgagees of whom Landlord has provided Tenant identities and addresses, written notice of Landlord default of a repair and/or maintenance obligation.

                                   ARTICLE 10

                                   ALTERATIONS

                  Section 10.01. Tenant shall not at any time during the Term make any alterations, additions or improvements to (collectively "Alterations") to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold or delay; provided, however, that Landlord shall not withhold its consent unless such Alterations
(a) are visible from the exterior of the Building or the Project, (b) adversely affect the Building Structure or Building Systems, (c) do not comply with Applicable Laws, (d) unreasonably interfere with the normal and customary business operations of the other tenants in the Building, or (e) are prohibited by any underlying ground lease or mortgage (collectively "Design Problem"). Should Tenant desire to make any Alterations to the Premises, Tenant shall submit all plans and specifications for such proposed Alterations to Landlord for Landlord's review before Tenant allows any such work to commence and Landlord shall within ten (10) days of receipt by Landlord of Tenant's plan and specifications, unless additional review time is reasonably required, approve or disapprove such plans and specifications for any of the reasons set forth in this Section 10.01 or for any other reason reasonably deemed sufficient by Landlord. Tenant shall select and use only contractors, subcontractors or other repair personnel from those listed on Landlord's approved list maintained by Landlord in the management office, or contractors, subcontractors, or repair personnel reasonably approved by Landlord. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee or lessor of Landlord, and upon Tenant's payment to Landlord of (a) any third party actual costs incurred by Landlord in reviewing and approving such plans and specifications and (b) the fees, if any, charged by any mortgagee or lessor of Landlord for such review and approval Tenant shall have the right to proceed with the construction of all approved Alterations, but only so long as such Alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 10. All Alterations shall he made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord on terms reasonably satisfactory to Tenant, including a fee of eight percent (8%) of the actual costs of such work to cover a fee for Landlord's agent or manager in supervising and coordinating such work. In no event, however, shall anyone other than Landlord or Landlord's employees or representatives perform work to be done which affects the Building Structure or Building Systems. Landlord may, as a condition to the installation thereof and if such request is made concurrently with the approval of the plans and specifications therefor, reasonably require Tenant to remove any such alterations, additions or improvements at its sole cost and expense upon expiration or earlier termination of the Term. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord's prior consent with respect to any strictly cosmetic work performed within the Premises by Tenant, such as the installation of wall coverings or floor coverings.

                  Section 10.02. All construction, Alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not adversely affect the Building Structure or Building Systems; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of Building Standard of water, electricity, gas or other utilities or of heating ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to all of the provisions of Article 2 of Exhibit C hereof; and (f) not unreasonably disturb Landlord or other tenants in the Building. After completion of any Alterations to the Premises, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

                  Section 10.03. All Leasehold Improvements, Alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures) and shall not be removed without Landlord's written consent. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures, and, if directed to do so by Landlord in writing at the time Tenant requests Landlord's consent to such Alterations or Leasehold Improvements for which Landlord's prior reasonable consent is required all, or any part of the Leasehold Improvements. Alterations and other physical additions made by Tenant to the Premises. which Landlord, as a reasonable condition to the approval of same has required Tenant to remove, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. Any Leasehold Improvements, Alterations or physical additions made by Tenant which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term shall become the property of Landlord at the end of the Term without any payment to Tenant. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any Leasehold Improvements, Alterations and other physical additions made by Tenant to the premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord's delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.03 shall survive the expiration or any earlier termination of this Lease.

                                   ARTICLE 11

                                      LIENS

                  Section 11.01. Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein, free from any liens arising from any work performed, materials furnished. or obligations incurred by or on behalf of Tenant (other than by Landlord pursuant to Exhibit C). Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien is filed for such work or materials such lien shall encumber only Tenant's interest in Leasehold Improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Texas to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond such lien within thirty (30) calendar days after written demand from Landlord, Landlord shall have the right at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

                                   ARTICLE 12

                          USE AND COMPLIANCE WITH LAWS

                  Section 12.01. The Premises shall be used only for the uses specifically set forth in Section 1.01Q and for no other purposes whatsoever. Tenant shall use and maintain the Premises in a clean, careful, safe and lawful manner and shall not cause or knowingly permit within the Premises, any offensive noise, order, conduct or private or public nuisance or cause or knowingly permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Any statement as to the particular nature of the business to be conducted by Tenant in the Premises and uses to be made thereof by Tenant as set forth in Section 1.01Q hereof shall constitute a representation or warranty by Landlord that such business or uses are lawful and permissible under any certificate or occupancy for the Premises or the Building and are otherwise permitted by law. Landlord also represents that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

                  Section 12.02. Tenant shall, at Tenant's sole expense (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant, (c) comply with all insurance requirements applicable to the Premises and (d) except as may be due to the negligence or willful misconduct of Landlord or Landlord's agents, contractors, employees or licensees, indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. If Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Notwithstanding the foregoing, costs of any such compliance which is necessitated by Tenant's particular use and occupancy of the Premises shall be paid by Tenant; all other costs of any such compliance shall be paid by Landlord and, to the extent expressly provided for in this Lease, included in Operating Costs, and Tenant shall, except to the extent expressly provided otherwise in this Lease, bear and pay Tenant's Share thereof as provided in Article 5. Notwithstanding the foregoing, costs of any such compliance which is necessitated by Tenant's particular use and occupancy of the Premises shall be paid by Tenant, all other costs of any such compliance shall be paid by Landlord and, to the extent expressly provided for in this Lease, bear and pay Tenant's Share thereof as modified in Article 5. Landlord shall use commercially reasonable efforts at least comparable to those that would be used by other landlords of Comparable Buildings, to secure the compliance by third parties with all use restrictions affecting the Building; provided however, that Landlord shall not, so long as Landlord is using commercially reasonable efforts; be liable to Tenant for any third parties' failure to conduct itself in accordance with the provisions of this Article 12, and Tenant shall not be released or excused from the performance of any of its obligations under the lease solely because of such failure.

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

                  Section 13.01. The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than seven
(7) days after Landlord gives Tenant notice of past due Rent; (b) if Tenant fails to pay Rent on time more than four (4) times after delivery of notice in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period; (c) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien or post such security with Landlord as is required by Article 11; (d) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure; (e) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (f) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (g) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; (h) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period. If Tenant does not commence to correct such default within such thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

                  Section 13.02. Upon the occurrence of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant: (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, over the fair market rental value on a net basis of the balance of the Term as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto. Notwithstanding the foregoing, in no event shall Tenant be responsible to Landlord for consequential damages.

                  Section 13.03. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease.

                  Section 13.04. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, as the case may be, unless such waiver is in writing and signed by the waiving party. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either Tenant's or Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof from the waiving party to the other party.

                  Section 13.05. The rights granted to Landlord and Tenant in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord and Tenant may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord or Tenant by reason of any Event of Default or default under this Lease. Each party ("Payor") agrees to pay to the other party ("Payee") all costs and expenses incurred by the Payee in the enforcement of this Lease, including all attorneys' fees incurred in connection with the collection of any sums due hereunder or the enforcement of any right or remedy of Landlord.

                  Section 13.06. Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty
(30) days and thereafter diligently pursues the same to completion.

                                   ARTICLE 14

                                    INSURANCE

                  Section 14.01. A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring the Leasehold Improvements, Tenant's interest in the Premises and all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations ("Tenant's Property"), in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property; (b) Business Interruption insurance in an amount that will reimburse Tenant for direct loss of earnings attributable to all perils insured against under Section 14.01(a) or attributable to the prevention of access to the Premises by civil authority; and sufficient to reimburse Tenant for Rent in the event of a casualty to, or temporary taking of, the Building or the Premises; (c) Commercial general liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000.00 inclusive per occurrence; (d) Worker's Compensation and Employer's Liability insurance, in form and amount as required by applicable law; and (e) In the event Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; (f) tenant's "All Risk" Legal Liability insurance for the replacement cost value of the Premises; and (g) any other form or forms of insurance or any changes or endorsements to the insurance required herein as any mortgagee or lessor of Landlord may reasonably require, from time to time, in form or in amount, provided comparable landlords in Comparable Buildings are requiring such insurance.

                  B. Tenant shall have the right to include the insurance required by Section 14.01A under Tenant's policies of "blanket insurance," provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises and the Project. All such policies of insurance or certificates thereof shall name Tenant as named insured thereunder and shall name Landlord and all mortgagees and lessors of Landlord, of which Tenant has been notified, additional insureds, all as their respective interest may appear. All such certificates shall be issued by insurers acceptable to Landlord and in form satisfactory to Landlord. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than thirty (30) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this Lease. All such policies and certificates shall contain an agreement by the insurers that the policies will not be invalidated as they affect the interests of Landlord and Landlord's mortgagees by reason of any breach or violation of warranties, representations, declaration or conditions contained in the policies and that the insurers shall notify Landlord and any mortgagee or lessor or Landlord in writing, by U.S. mail, not less than forty-five (45) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein.

                  Section 14.02. Landlord shall insure the Building against damage with (a) property insurance for All Risks, including flood and ordinance or law coverage endorsement and demolition costs and increased cost of construction endorsement, and (b) and commercial general liability insurance, at minimum limits of $2,000,000.00 general aggregate, $1,000,000.00 each occurrence, and $1,000,000.00 personal and advertising injury, with such deductibles as Landlord reasonably deems appropriate, but in all events at least equal to insurance maintained by comparable landlords in Comparable Buildings. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

                  Section 14 03. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

                  Section 14.04. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease). Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

                                   ARTICLE 15

                          DAMAGE BY FIRE OR OTHER CAUSE

                  Section 15.01. If the Building, or any portion thereof, which does not affect Tenant's Premises as set forth in Section 15.02 hereinbelow, is damaged or destroyed by any casualty to the extent that, in the reasonable judgment of Landlord (a) repair of such damage or destruction would not be economically feasible, or (b) the damage or destruction to the Building cannot be repaired within three hundred sixty (360) days after the date of such damage or destruction, or (c) the proceeds from insurance remaining after any required payment to any mortgagee or lessor of Landlord are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant written notice of such termination, within thirty (30) days after the date of such damage or destruction.

                  Section 15.02. If the Premises, or any portion thereof, is damaged or destroyed by any casualty, or casualty to the Building, or any portion thereof, renders the Premises totally and partially inaccessible or unusable by Tenant for the ordinary conduct of Tenant's business, in the reasonable judgment of Landlord, (a) the Premises cannot be rebuilt or made fit for Tenant's purposes, or the Building repaired so as to render the Premises accessible and usable by Tenant for the ordinary conduct of Tenant's business, within ninety (90) days after the date of such damage or destruction, or (b) if the proceeds from the insurance Tenant is required to maintain pursuant to
Article 14 hereof (or the amount of proceeds which would have been available if Tenant was carrying such insurance) are insufficient to repair such damage or destruction, then Tenant shall have the right to terminate this Lease by giving Landlord written notice, within thirty (30) days after Landlord advises Tenant, in writing, of the period of time required to make such repairs, which Landlord notice shall be given to Tenant within thirty (30) days of such damage or destruction.

                  Section 15.03. In the event of partial destruction or damage to the Building or the Premises which is not subject to Section 15.01 or 15.02, but which renders the Premises partially but not wholly unusable, this Lease shall not terminate and Rent shall be abated in proportion to the area of the Premises which, in Tenant's reasonable opinion, cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within a reasonable time after the date of such destruction or damage, subject to force majeure (as defined in Section 25.06) or to delays caused by Tenant and to the extent and availability of insurance proceeds, restore the Premises to as near the same condition as existed prior to such partial damage or destruction.

                  Section 15.04. If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, or, if an applicable renewal option has been exercised, during the last year of any renewal term, so that Tenant shall be prevented from using the Premises for thirty (30) consecutive days due to such damage or destruction, then either Landlord or Tenant shall have the right. at the option of either party, to terminate this Lease by giving written notice to the other within thirty (30) days after the date of such destruction.

                  Section 15.05. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building. If Landlord is required by this Lease or by my mortgagee or lessor of Landlord to repair. Tenant shall pay to Landlord that amount of Tenant's insurance proceeds, if any. (or the amount which would have been received by Tenant if Tenant was carrying the insurance required by this Lease) which insures such damage as a contribution towards such repair, and Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

                  Section 15.06. In the event of termination of this Lease pursuant to Sections 15.01, 15.02. or 15.04, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs. and Tenant shall immediately vacate the Premises according to such notice of termination, provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

                                   ARTICLE 16

                                  CONDEMNATION

                  Section 16.01. In the event the whole or substantially the whole of the Building or the Premises, or any portion of the Premises as to render the balance unusable for Tenant's business purposes. are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

                  Section 16.02. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the

Premises), which taking, in Landlord's judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

                  Section 16.03. In the event any portion of the Parking Facilities shall be taken by condemnation, which taking in Landlord's judgment is such that the Parking Facilities cannot be restored in an economically feasible manner for use substantially as originally designed, including in such consideration the possible use of additional parking facilities in the vicinity of the Building, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

                  Section 16.04. In the event that a portion, but less than substantially the whole, of the Premises shall be taken by condemnation, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and unless Landlord exercises its option to terminate this Lease pursuant to Section 16.02, this Lease shall remain in full force and effect as to the remainder of the Premises and Landlord shall restore the Premises to the extent of available condemnation proceeds.

                  Section 16.05. In the event of termination of this Lease, as to the whole or any portion of the Premises, pursuant to the provisions of
Section 16.01, 16.02, 16.03, or 16.04, the Rent shall be proportionally reduced as of such date of termination: provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. Upon termination of the Lease pursuant to this Article 16, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to the Lease except such obligations and liabilities which arise or accrue prior to such termination. Notwithstanding the foregoing, Landlord and Tenant shall equally share nay recovery from the condemning authority of the so-called "Bonus Value" of the leasehold estate which shall be equal to the difference between the rental rate payable under the Lease and the rate established by the condemning authority as an award for compensation purposes.

                  Section 16.06. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to give Landlord any interest in, require Tenant to assign to Landlord, or preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of goodwill, moving expenses, damage to, and cost of removed of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

                  Section 16.07. If any portion of the Project other than the Building is taken by condemnation or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

                                   ARTICLE 17

                                 INDEMNIFICATION

                  Section 17.01. Tenant hereby waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than by reason of the acts, omissions, negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Tenant, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, unless such damage is caused by the acts, omissions, negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused by the gross negligence or willful misconduct of Landlord) or by any private, public or quasi-public work. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

                  Section 17.02. Landlord hereby waives all claims against Tenant for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising at any time and from any cause other than by reason of the acts, omission, negligence or willful misconduct of Tenant, its agents, employees, representatives, or contractors. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damage to any property or injury to, or death of, any person arising from the use or occupancy of the Common Areas and the Premises by Landlord, its agents, employees, representatives, contractors, successors, assigns, licensees, or invitees, unless such damage is caused by the acts, omissions, negligence or willful misconduct of Tenant, its agents, employees, representatives, or contractors. Tenant shall not be liable for any such damage caused by Landlord, its agents, employees, representatives, or contractors, or persons in the Building or by occupants of adjacent property thereto, or by the public, or caused by construction (unless caused by the gross negligence or willful misconduct of Tenant) or by any private, public or quasi-public work. Landlord's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

                  Section 17.03. Tenant's and Landlord's agreements to indemnify and hold the other party harmless pursuant to Article 17 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the Lease to the extent that such policies cover the results of such acts, omissions, negligence, or willful misconduct. If Landlord or Tenant has been or at any time hereafter is granted the right to self insure or if either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation. All of the provisions set forth herein are subject to the provisions of Section 17.04.

                  Section 17.04. Allocation of Insured Risks/Subrogation. Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other's property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any property insurance policies required by the Lease to be carried by Landlord and/or Tenant. Landlord and Tenant shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy or policies. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

                                   ARTICLE 18

                     SUBORDINATION AND ESTOPPEL CERTIFICATES

                  Section 18.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now in existence, and to any supplements, amendments modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Upon thirty (30) days' notice, however, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent to reasonable modifications in this Lease which are a condition of any construction, interim or permanent financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and employment of the Premises. This Lease is further subject and subordinate to: (a) all applicable ordinances of any government authority having jurisdiction over the Project, relating to easements, franchises, and other interests or rights upon, across, or appurtenant to the Project; and (b) all utility easements and agreements, now or hereafter created for the benefit of the Project.

                  Section 18.02. Notwithstanding the generality of the foregoing provisions of Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant of the Successor Landlord, without change in the terms or other provisions of this Lease; provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord, (ii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), unless such Successor or Landlord has been advised by Tenant, in writing, of such damage, offset right, defense, or claim prior to Successor Landlord acquiring the Project; or, (iii) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall upon thirty (30) days' notice at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any reasonable written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require; provided, however, that Landlord shall require that such agreement provide that upon such attornment as long as Tenant is not in default hereunder, with any applicable cure period having expired. Tenant's possession of the Premises under this Lease shall not be disturbed.

                  Section 18.03. Tenant shall, from time to time, within fifteen
(15) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant (or if not completed by Landlord, a list of the remaining items to be completed by Landlord); the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder (or if Tenant shall have a charge, lien, or claim of offset under this Lease or against Rent, such items); that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord. Any such certificate may be relied upon by

Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing substantially the same types of information and within the same periods of time as are set forth in Section 18.03, except such charges as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant or Tenant's lender, assignee or sublessee, rather than from Tenant to Landlord or to a lender or purchaser.

                  Section 18.04. Landlord agrees that within thirty (30) days after the date of full execution of the Lease, it will provide Tenant with non-disturbance, subordination and attornment agreements ("non-disturbance agreement") in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a "Superior Mortgage") then in existence, if such recording is permitted by such Superior Mortgage. Said non-disturbance agreements shall be in recordable form and may be recorded, if such recording is permitted by such Superior Mortgagee, at Tenant's election and expense. In the event Landlord fails to provide such commercially reasonable non-disturbance agreements within the time frame set forth in this Section 18.04, Tenant shall have the right, exercisable at any time thereafter, to give five (5) business days' written notice to Landlord terminating the Lease. In the event Landlord does not provide Tenant with the applicable non-disturbance agreements within such five (5) day period, the Lease shall terminated. Landlord agrees to provide Tenant with non-disturbance agreement(s) in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence, in a form mutually agreed upon by Tenant and such Superior Mortgagee at any time prior to the expiration of the Term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Tenant's agreement to be bound by Lease Article 18. Said non-disturbance agreements shall be in recordable form and may be recorded, in a form mutually agreed upon by Tenant and such Superior Mortgagee at Tenant's election and expense.

                  Section 18.05. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations upon a termination of this Lease unless
(a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

                                   ARTICLE 19

                            SURRENDER OF THE PREMISES

         Section 19.01. Upon the Expiration Date or earlier termination of this Lease, or upon any reentry of the Premises by Landlord without terminating this Lease pursuant to Section 13.02(b). Tenant, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved by Landlord or Tenant (provided that Tenant's improvements were made with Landlord's consent, if such consent shall have been required), reasonable use and wear thereof, and casualty and repairs which are Landlord's obligations under Articles 9, 15 and 16 only excepted, and Tenant shall remove all Tenant's Property and turn over all keys for the Premises to Landlord. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Base Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises. Subject to the provisions of Section 19.02 hereinbelow, Tenant shall also be liable to Landlord for all damage which Landlord shall actually suffer because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this Article 19 shall survive the expiration or earlier termination of this Lease.

         Section 19.02. Notwithstanding anything to the contrary set forth hereinbelow, Tenant shall have the right, upon the expiration of the original Term of this Lease, or any extension thereof, to hold over in the Premises for either a period of three (3) months, or six (6) months at Tenant's sole election, upon the same terms and conditions that were applicable to the Premises during the last month of the Term of the Lease, with Base Rent to be based upon the amount Tenant was paying at the expiration of the Term for the initial three (3) months holdover, but with Base Rent to be 125% of the then current Base Rent for the additional three (3) month holdover by giving written notice of such election to Landlord not less than six (6) months prior to the scheduled Expiration Date, as it may be extended.

                                   ARTICLE 20

                           LANDLORD'S RIGHT TO INSPECT

         Section 20.01. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. After providing Tenant reasonable notice of at least 24 hours (the "Access Notice"), Landlord shall have the right to enter the Premises at reasonable hours, or in the event of cleaning the Premises, after business hours, without notice, (or, in the event of an emergency, at any hour, without notice) (a) to exhibit the same to present to prospective mortgagees, lessors or purchasers during the Term and to prospective tenants during the last year of the Term, (b) to inspect the Premises, (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease, (d) to clean or make repairs required of landlord under the terms of this Lease, (e) to make repairs to areas adjoining the Premises, and
(f) to repair and service utility lines or other components of the Building; provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for bodily injury or property damage resulting from the negligence or willful misconduct of Landlord or its agents, contractors, employees, or licensees.

         Section 20.02. Landlord hereby acknowledges that the existence and success of Tenant's business operations in the Premises require that Tenant be allowed to employ strict security measures in connection with limiting access to the Premises. Accordingly, Landlord agrees to comply with the Security Measures (as defined below) in consideration for and as a condition precedent to Tenant granting landlord the right to enter the Premises in accordance with this
Article 20. Tenant may designate certain portions of its Premises as "Limited Access Areas" as Tenant deems necessary for the purpose of safeguarding Tenant's confidential information and business operations and related equipment. Such Limited Access Areas may include, but are not limited to, computer rooms, rooms containing telecommunications and/or photocopy equipment, data rooms, libraries, file rooms and areas containing conduits and/or ducting for Tenant's data lines. Tenant has the right to keep the Limited Access Areas locked at all times. In the event that Landlord needs to enter all or any portion of the Limited Access Areas, Landlord shall provide Tenant with the Access Notice, in which Landlord shall specify the name of the designated individual(s) (individually and collectively, "Landlord's Designee") who Landlord proposes shall enter the Limited Access Areas (or, in the case of an emergency, Landlord shall orally communicate this information to Tenant), and Tenant shall, within twenty-four
(24) hours, either (a) approve of Landlord's Designee, or (b) reject Landlord's Designee, in which case Landlord shall designate a different individual as Landlord's Designee. Tenant hereby approves of Christine Teagle as Landlord's Designee. As a condition to being granted access to the Limited Access Areas, Landlord's Designee must comply with any reasonable security measures required by Tenant ("Security Measures"), which Security Measures may include, but are not limited to, being accompanied by an authorized representative of Tenant, showing identification, signing in, and wearing a security badge. Notwithstanding anything to the contrary set forth above. Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case landlord shall provide Tenant with five (5) days' prior written notice of the specific date and time of such Landlord inspection. Tenant shall e granted access to the Building, Parking Facility, Premises and the services and utilities provided the Building 24 hours per day, 7 days per week.

                                   ARTICLE 21

                                SECURITY DEPOSIT

                              INTENTIONALLY DELETED

                                   ARTICLE 22

                                    BROKERAGE

         Section 22.01. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any king or nature in connection herewith, other than with Broker and Prentiss Properties Limited, Inc., and each party shall, and hereby agrees to, indemnify and hold the other harmless form all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to his Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker. This provision shall survive the expiration or earlier termination of this Lease. Tenant hereby agrees that Tenant shall pay broker a brokerage commission pursuant to the terms of a separate agreement between Broker and Tenant. Landlord hereby agrees that

Landlord shall pay Prentiss Properties Limited, Inc. a brokerage commission pursuant to the terms of a separate agreement between Prentiss Properties Limited, Inc. and Landlord.

                                   ARTICLE 23

                       OBSERVANCE OF RULES AND REGULATIONS

         Section 23.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may reasonably changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided such new rules and regulations or changes in existing rules and regulations did not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises. Any failure by landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not enforce the Rules and Regulations in an unreasonable manner or in a manner which shall unreasonably interfere with the normal and customary use of the Premises by Tenant for normal and customary business office operations. Landlord shall not be liable to Tenant for the failure or refusal by any other tenant guest, invitee, visitor, or occupant of the Building to comply with any of the rules and Regulations, but Landlord shall use commercially reasonable efforts to enforce, and shall uniformly enforce, the Rules and Regulations.

                                   ARTICLE 24

                                     NOTICES

                  Section 24.01. All notices, consent, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequent specified by each party in notices given pursuant to this Section 24.01.

                                   ARTICLE 25

                                  MISCELLANEOUS

                  Section 25.01. Professional Fees. In any action or proceeding by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

                  Section 25.02. Reimbursements. Except as otherwise set forth in Articles 7, 9, and 10 of the Lease, wherever the Lease requires Tenant to reimburse Landlord for the cost of any item which Tenant has elected to obtain from Landlord, such costs will be the reasonable and customary charge periodically established by Landlord for such item. Landlord shall keep in its on-site manager's office a schedule of such charges (which Landlord may periodically change) for Tenant's examination. The schedule of charges may include, at the discretion of Landlord, a reasonable allocation of overhead, administrative, and related costs and a reasonable fee, not to exceed five percent (5%) of the cost of providing such services, for Landlord's agent or manger who performs such services or arranges for performance of such services. All such charges shall be payable within thirty (30) days after invoicing for such costs as Additional Rent.

                  Section 25.03. Severability. Every agreement contained in this Lease is, and shall be construed as, a separate independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

                  Section 25.04. Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

                  Section 25.05. Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

                  Section 25.06. Force Majeure. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, or Tenant shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to force majeure, which term shall include strikes, lockouts, or other labor or industrial disturbances, civil disturbances, or riots, blockades, embargoes, sabotage, acts of God, shortages of labor or materials, war, governmental approvals, laws, or changes in laws, regulations, or restrictions, weather related delays, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to Rent or any other amount due under this Lease.

                  Section 25.07. Headings. The article headings contained in this Lease are the convenience only and shall enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

                  Section 25.08. Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder. Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

                  Section 25.09. Landlord's Representations. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

                  Section 25.10. Entire Agreement; Amendments. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

                  Section 25.11. Tenant's Authority. If either Landlord or Tenant (the "signing party") signs as a corporation, execution hereof shall constitute a representation and warranty by the signing party that the singing party is duly organized and existing corporation, that the signing party has been and is qualified to do business in the State of Texas and in good standing with the State of Texas, that the corporation has full right and authority to enter in this Lease, and that all persons singing on behalf of the corporation were authorized to do so by appropriate corporate action. If the signing party signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by the signing party that the signing party has complied with all applicable laws, rules and governmental regulations relative to the signing party's right to do business in the State of Texas, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the signing party were authorized to do so by and all necessary or appropriate partnership, trust, or other actions.

                  Section 25.12. Governing Law. This Lease shall be governed by and construed under the laws of the State of Texas. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Dallas County, Texas. Should any provision of this Lease require judicial interpretation. Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

                  Section 25.13. Tenant's Use of Name of the Building. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may affect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building or the Land.

                  Section 25.14. Ancient Lights. Any elimination or shutting of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

                  Section 25.15. Changes to Project by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting any actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available and Tenant's use and quiet enjoyment of the Premises may not be materially and adversely affected. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate. Landlord shall be entitled to change the name or address of the Building or the Project. Landlord shall have the right to close, from time to time, the Common Areas and other portions of the Project for such temporary periods as Landlord deems legally sufficient to evidence Landlord's ownership and control thereof and to prevent any claim of adverse possession by, or any implied or actual dedication to, the public or any other party other than Landlord. The rights of Landlord's set forth herein shall be subject to Tenant's access to the Premises remaining reasonably available and to Tenant's use and quiet enjoyment of the Premises not being materially and adversely affected.

                  Section 25.16. Time of Essence. Time is of the essence of this Lease.

                  Section 25.17. Landlord's Acceptance of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless said Lease is consented to by mortgagee, and any lessor of Landlord, to the extent such consent is required, and Landlord executes a copy of this Lease and delivers the same to Tenant.

                  Section 25.18. Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent, except as set forth in Sections 3.01, 7.03, and 19.05 and Articles 15 and 16 and Exhibit C herein. If Tenant shall fail to pay any Rent, other than Base Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for longer than the period of cure, if any, permitted in Section 13.01, and Tenant shall not otherwise have the right to not pay any Rent or perform any action on Tenant's part to be performed hereunder. Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

                  Section 25.19. Financial Statements. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with an annual report and an annual report of the two
(2) years prior to the current year.

                  Section 25.20. Late Payments. Except with respect to the late payment of Rent (which shall be governed by the provisions of Section 4.02), whenever one party is obligated pursuant to this Lease to make a payment to the other party, if such payment is not paid when due, then the party who does not make such payment when due shall pay interest at the Interest Rate (as such term is defined in Section 4.02) to the party on the unpaid amount from the date such amount was due until the date such amount is paid.

                  Section 25.21. Time for Payments. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "immediately", "promptly" and/or "on demand", or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

                                   ARTICLE 26

                               SUBSTITUTION SPACE

                              INTENTIONALLY DELETED

                                   ARTICLE 27

                                OTHER DEFINITIONS

                  When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday thorough Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on

Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the North Dallas suburban area. (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land which are from time to time provided by Landlord for the use of tenants of the Building and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, elevator foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building and of the Parking Facilities and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, tunnels, pedestrianways, skybridges, and generally all other improvements located on the Land, or which connect the Land to other buildings. (c) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (d) The words "herein", "hereof", "hereby", "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or Section thereof unless expressly so stated. (e) The words "include" and "including" shall be construed as if followed by the phrase "without being limited to." (f) "Net Rentable Area" shall mean (1) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass of the Building, excluding only the areas ("Service Areas") within the outside wall used for the Building's stairs, fire towers, elevator shafts, vertical penetrations of the Building's central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, except for the Building's central atrium, which shall be measured from the inside surface (with respect to the Premises) of the glass enclosing such atrium) but including any Service Areas which for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's central areas for providing telephone, electrical, mechanical, janitorial, security and mail services, as well as, the central entry lobby, ground level elevator lobby and service elevator lobby, central fire exit corridors, service exit corridor and central loading dock (the "Central Areas"), and (2) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface (with respect to the Premises) of the glass enclosing vertical penetrations of the Building's central atrium, and to the midpoint of the walls separating areas leased by or held for lease to other tenants or from the Common Areas, but including a proportionate part of the Common Areas located on such floor based upon the ratio which Tenant's Net Rentable Area (excluding Common Areas) on such floor bears to the aggregate Net Rentable Area (excluding Common Areas) on such floor, plus an allocation of the square footage of the Building's Central Areas. In the case of both single and multiple tenant floors, telephone, electrical, mechanical, maintenance, janitorial or security rooms no included in the Building's Central Areas but which service more than one floor shall be considered Common Areas and shall be allocated among all tenants whose premises are served thereby, regardless of whether such premises are located on the same floor as the rooms in question. Such allocation shall be made in accordance with the proportion of the Net Rentable Area so served. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. Net Rentable Area of the Building shall include office and retail space; it being understood, however, that the foregoing formula to be used in the calculation of the Net Rentable Area of office space shall not necessarily be the formula used by Landlord to calculate the Net Rentable Area of any retail space in the Building, (g) Reference to Landlord as having "no liability to Tenant" or being "without liability to Tenant" or words of like import shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises. (h) A "repair" shall be deemed to include such rebuilding, replacement and restoration as may be necessary to achieve and maintain good working order and condition. (i) The "termination of this Lease" and words of like import includes the expiration of the Term or the cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon the termination of this Lease, the term shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of the date of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease. (j) the "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease. (k) "Tenant" shall be deemed to include Tenant's successors and assigns (to the extent permitted by Landlord) and any and all occupants of the Premises permitted by Landlord and claiming by, through or under Tenant. (l) A "year" shall mean a calendar year.

                                   ARTICLE 28

                        BUILDING NAME AND TENANT SIGNAGE

                  Section 28.01. Landlord reserves the right, subject to the provisions of this Section 28.01, at any time to change the name, insignia, logotype, or street address of the Building without in any manner being liable to Tenant; provided, however, that Landlord shall promptly reimburse Tenant for up to $10,000.00 for any reasonable costs incurred by Tenant as a result of any such change (including, without limitation, costs incurred in replacing stationery and business cards and advertising materials) except to the extent that any such change was mandated by a governmental entity; and also provided, however, Landlord shall not change the name of the Building to the name of a company whose primary business shall be an internet access provider.

                  Section 28.02. (a) Tenant, at Tenant's sole cost and expense, shall be entitled to install appropriate signage, which signage, at Tenant's option, may be illuminated but shall not be neon signage, including Tenant's corporate name and logo, on and in the Building, including (i) exterior Building signage identifying Tenant on the top spandrel of the Building, (ii) at the entry to the Building, and (iii) on the directory board located in the main entrance to the Building. All such signage shall be subject to Landlord's reasonable approval as to size, configuration, design, materials, and location.

                           (b)      Landlord shall, using Landlord's reasonable
efforts, cooperate with Tenant in obtaining the proper governmental approvals and permits for the requested signage. All signage shall comply with building codes or ordinances of the City of Farmers Branch, Texas. Any such signage installed by Tenant need not be consistent or compatible with the Building's design, signage and graphics program, but such inconsistent signage shall be subject to Landlord's reasonable approval. Tenant shall be solely responsible for the removal of its signs, and the cost of repairing any resulting damage to the Building and/or Premises, upon the termination or assignment of the Lease. To Landlord's knowledge, Landlord knows of no signage restrictions imposed by governmental authorities which would prohibit Tenant from installing signage similar to the signage located on the 1601 and 1603 LBJ Freeway, Dallas, Texas buildings.

                                   ARTICLE 29

                                 NON-COMPETITION

                  Section 29.01. Landlord warrants and agrees that: (a) Landlord will not provide any signage on, in or around the Building (excluding standard lobby directory board listings) to any Competitor of Tenant (as hereinafter defined) throughout the entire Term of the Lease and any extension thereof; (b) no other tenant or occupant of the Building shall have, or be provided with, better signage than what is provided to Tenant; (c) Landlord shall not name the Building after any Competitor of Tenant; and (d) no other identification or name of any other tenant or occupant of the Building shall be located above Tenant's identification on such Building signage or be in larger or more prominent letters. In the event that Landlord violates any of its agreements set forth in
(a), (b), (c) and (d) of the preceding sentence, Tenant shall have, in addition to all other rights and remedies which it may have under this Lease or at law, the right to injunctive relief against Landlord for such breach.

                  Section 29.02. Landlord agreements that it will not, during the Term of the Lease (as it may be extended) lease any space in the Building to any other tenant, or consent to a sublease or an assignment, to any other person or entity whose primary business is predominantly based in the computer/internet service provider industry ("Competitor"). In the event that Landlord violates its agreement set forth in this Section, Tenant shall have, in addition to all other remedies which it may have under this Lease or at law, the right to injunctive relief against Landlord for such breach.

                                   ARTICLE 30

                            ANTENNA AND HVAC SYSTEMS

                  Section 30.01. During the Term of the Lease (as it may be extended). Tenant shall have the right to install and maintain, on the roof of the Building, satellite dishes, television antennas, related receiving equipment, related cable connections and any and all other related equipment (collectively, "Satellite Dish") required in connection with Tenant's communications and data transmission network, subject to Landlord's reasonable approval and the design constraints of the Building. Tenant shall have the right to use "risers" in the Building (and to install additional risers if necessary) to the extent of availability of space in such risers, as long as there is no adverse affect on the building Structure or Building System. In addition to the foregoing, Tenant shall at its option exercisable by a thirty (30) days' notice to Landlord, have the right to use additional space on the roof of the Building for Tenant's additional HVAC equipment and any and all related equipment to accommodate Tenant's excess HVAC requirements (collectively, "HVAC Unit"), subject to Landlord's reasonable approval and the design constraints of the Building. The proposed construction and installation and general appearance of the Satellite Dish shall be mutually agreed upon by Landlord and Tenant. Furthermore, the exact location of any such Satellite Dish or HVAC Unit shall be mutually acceptable to Landlord and Tenant and Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish and the HVAC Unit, and shall provide copies of such approvals and permits to Landlord, prior to commencing any work with respect to such Satellite Dish and the HVAC Unit. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Satellite Dish and the HVAC Unit, but in no event shall Tenant be obligated to pay Landlord any rental for that portion of the roof of the Satellite Dish and the HVAC Unit shall be located. Furthermore, Tenant shall, at its sole and absolute discretion when it deems it as necessary or appropriate to do so, repair and maintain the

Satellite Dish and the HVAC Unit, but Tenant may not enter upon the roof of the Building for such repair without providing at least one (1) business days' notice to Landlord (except in the case of an emergency where no advance notice shall be required. Upon the expiration of the Term of the Lease. Tenant shall remove the Satellite Dish and the HVAC Unit and repair any damage to the roof resulting therefrom.

                                   ARTICLE 31

              RIGHT TO TERMINATE FOR FAILURE TO PROVIDE SERVICES OR
                          DUE TO HAZARDOUS SUBSTANCES

                  Section 31.01. Notwithstanding anything to the contrary, and except as expressly set forth in Section 30.02 below, in the event that tenant is notified or becomes aware of the fact that as a result of:

                           (a)      the inability of Landlord to provide
services to the Premises, or a substantial portion of the Premises, the Parking Facility and/or the Building so as to render the Premises, the Parking Facility and/or the Building unusable, such that Tenant does not use the Premises for the Non-Use Period (hereinafter defined); or

                           (b)      any discovery of hazardous substances in, or
around the Premises, the Building and/or the Land not placed in, in or around the Premises, the Building and/or the Land by Tenant, that may, considering the nature and amount of the substances involved, render the Premises unusable by Tenant, such that Tenant does not use the Premises for the Non-Use Period;
which present a health risk to any occupants of the Premises) (each of the items set forth in this Section 31.01(a) and (b) being referred to herein as a "Trigger Event").

                           Tenant cannot, within six (6) months ("Non-Use
Period") of the occurrence of the Trigger Event, be given reasonable use of, and access to, a fully repaired, restored. safe and healthful Premises, Parking Facility and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises, the Parking Facility and the Building, all suitable for the efficient conduct of Tenant's business therefrom, then Tenant may elect to exercise an on-going right to terminate the Lease upon thirty (30) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

                  Section 31.02. In the event of any Trigger Event occurring during the last year of the Term or, if an applicable renewal option has been exercised, during the last year of any renewal term, should the Non-Use Period continue for ninety (90) days. Tenant may elect to exercise an on-going right to terminate the

Lease upon thirty (30) days' written notice sent to Landlord at any time following the expiration of the Non-Use Period.

                           [SIGNATURE PAGE TO FOLLOW]

                  IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

Park West E-3 Associates.
a Texas joint venture

         By: The Prentiss/Copley Investment Group.
         a Delaware joint venture

                  By: Prentiss Property Investments, L.P.,
                  a Delaware limited partnership

                           By: Prentiss Property Investments. Inc..
                           a Delaware corporation


                           By:  /s/ DENNIS J. DUBOIS
                              ---------------------------------------
                           Name:    Dennis J. Dubois
                                -------------------------------------
                           Title:   Principal
                                 ------------------------------------

                           By:  /s/ J. KEVAN DILBECK
                              ---------------------------------------
                           Name:    J. Kevan Dilbeck
                                -------------------------------------
                           Title:   Vice President
                                 ------------------------------------

TENANT

NETCOM On-Line Communications Services, Inc., a Delaware Corporation

By:  /s/ C. THOM WEATHERFORD
   ---------------------------------------
Name:    C. Thom Weatherford
     -------------------------------------
Title:     Chief Financial Officer
      ------------------------------------


By:  /s/ ANITA ALSTON
   ---------------------------------------
Name:    Anita Alston
     -------------------------------------
Title:   Director of Corporate Real Estate
   ---------------------------------------

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    (DRAWING)






                                     - A -
                                    Solo Page

                                    EXHIBIT B

                                    THE LAND

                  Lot 5. Block 1. of Park West Phase II,. according to the Plat thereof recorded in the real property records of Dallas County, Texas, as such property may he replatted from time to time.







                                      - B -
                                    Solo Page

                                    EXHIBIT C

                             LEASEHOLD IMPROVEMENTS

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in Article I of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and in addition to the terms defined herein, the definitions in Section 1.01 of the Lease and otherwise in this Lease shall also apply to this Exhibit C.

         1.01. "Base Building Condition" shall mean the "as is" condition of the Premises completed with the following improvements, all of which improvements have been previously completed in the Premises; (a) outside walls, core walls, columns, and ground elevator lobby areas completed to Building Standard condition for public areas; (b) broom clean, unfinished concrete floors throughout the Premises; (c) Building Standard ceiling grid system installed throughout, with ceiling tile stacked on floor; (d) Building Standard 110 Volt 20 amp. power supplied to the Building core, at panels in the electrical closet;
(e) men's and ladies' restroom facilities with Building Standard finishes located on each floor on which the Premises are located; (f) main heating, ventilating, and air-conditioning ducts completed to the mixing boxes, and standard thermostats, connected in ceiling; (g) sprinkler risers and main loop on each floor; and (h) Building Standard smoke detectors in accordance with applicable building codes and based on an open office floor plan.

         1.02. "Building Standard" means the quality of materials, finishes, and workmanship from time to time specified by Landlord for the Building.

         1.03. "Non-Building Standard" means all materials, finishes, and workmanship used in connection with the construction and installation of Leasehold Improvements which deviate from Building Standard in terms of quality.

         1.04. "Tenant's Work" means the work which is supplied, installed, and finished by Landlord's Contractor, at Tenant's cost, to complete any leasehold improvements to the Premises.

         1.05. "Leasehold Improvements" shall mean the leasehold improvements, both existing, if any, and to be completed, in the Premises.


                                        C

         1.06. "Tenant's Space Planner" shall mean the architect or space planner engaged by Tenant to prepare the plans and specifications for the Leasehold Improvements as contemplated by Article 2 hereof.

         1.07. "Landlord's Contractor" means the person or firm from time to time selected by Landlord and Tenant, in accordance with the provisions of
Section 2.02 hereof, and paid by Tenant to construct and install the Leasehold Improvements in the Premises.

         1.08. "Landlord's Manager" shall be the manager of the Building, whose responsibilities include serving as construction manager for Tenant in connection with the construction of the Leasehold Improvements.

         1.09. "Net Rentable Area of the Building" shall have the meaning specified in Section 1.01 of the Lease.

         1.10. "Net Rentable Area of the Premises" shall have the meaning specified in Section 1.01 of the Lease.

         1.11. "Substantially Complete" or Substantial Completion" shall mean
(a) all of the Building Systems are operational to the extent necessary to service the Premises and the shell and core of the Building are complete and all Building Systems are operational to the extent necessary to service the Premises; (b) Landlord has sufficiently completed all the work required to be performed by Landlord in accordance with this Lease (except punch list items which Landlord shall thereafter promptly complete) such that Tenant can conduct normal business operations from the Premises; (c) Landlord has obtained a certificate of occupancy for the Building, or a temporary certificate of occupancy for that portion of the Building that includes all of the Premises,
(d) Tenant has been provided with the number of parking spaces to which it is entitled under the Lease; (e) Tenant has been delivered complete and uninterrupted access to the Premises (and other required portions of the Building and the Common Areas) sufficient to allow Tenant to install its freestanding work stations, fixtures, furniture, equipment, and telecommunication and computer cabling systems and to move into the Premises over one (1) weekend; and (f) Tenant has received the Non-Disturbance Agreement signed by Landlord and each lienholder, ground lessor, or mortgage holder of record, as required by the Lease.

         1.12. "Tenant Expenditures Authorization" means an authorization by Tenant, prior to the commencement of any Tenant's Work for Landlord's Manager to contract to expend funds on behalf of Tenant.

         1.13. "Landlord Delay" shall mean any delay in the approval of the design of the Leasehold Improvements or Tenant's move-in into the Premises during the


                                        C

Move-In Period which is due to an act or omission of Landlord (wrongful, negligent or otherwise), its agents or contractors (including acts or omissions while acting as agent or contractor for Tenant). Landlord Delay shall include, but shall not be limited to any; (a) delay in the giving of authorizations or approvals by Landlord beyond prescribed review periods set forth in the Lease;
(b) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors; (c) delay attributable to the interference of Landlord, its agents or contractors with the design of the Leasehold Improvements or the failure or refusal of any such party to permit Tenant, its agent or contractors, access to and use of the Building or any Building facilities or services, including elevators, and loading docks which access and use are required for the orderly performance of the work necessary for Tenant to complete its move-in into the Premises during the Move-In Period, subject to reasonable restrictions imposed by Landlord or Landlord's Contractor prior to Substantial Completion; (d) delay attributable to Landlord giving Tenant incorrect or incomplete Building requirements or base Building plans, or revisions made to such Building requirements or base Building plans subsequent to the delivery of such items to Tenant (collectively, "Incomplete Plans") in either case, in addition to such delay being deemed a Landlord Delay. Landlord shall reimburse Tenant solely for the actual increased costs incurred by Tenant as a result thereof; and (e) delay attributable to Landlord's failure to allow Tenant sufficient access to the Building and/or the Premises during the Move-In Period to move into the Premises over one (1) weekend. In no event shall Tenant's remedies or entitlements for the occurrence of a Landlord Delay be abated, deferred, diminished or rendered inoperative because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant, but any such Landlord Delay and Tenant Delay shall be offset against each other.

         1.14. "Tenant Delay" shall mean any delay that Landlord may encounter in the performance of Landlord's obligations under this Lease because of any act or omission of any nature by Tenant or its agents or contractors, including, but not limited to, any (a) delay attributable to failure to approve, or changes in or additions to, the Plans and Specifications (as defined in Section 2.01 below) or to the Leasehold Improvements requested by Tenant; (b) delay attributable to the postponement of any Leasehold Improvements at the request of Tenant; (c) delay by Tenant in the submission of information or the giving of authorizations or approvals within the time limits set forth in this Lease; (d) delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Lease; (e) delay caused by Tenant's failure to approve the Tenant Expenditure Authorization (as defined in Section 1.12 hereof; and (f) Tenant's request for materials, finishes or installations, which are other than Building Standard. No Tenant Delay shall be deemed to have occurred unless and until Landlord provides notice to Tenant specifying the action or inaction that Landlord contends constitutes, or could constitute a Tenant Delay. If such action or inaction is not cured within one (1) day after receipt of such notice, than a Tenant Delay, as



                                        C
set forth in such notice, shall be deemed to have occurred, commencing as of the date such notice is received and continuing for the number of days the construction of the Leasehold Improvements was in fact delayed as a result of such action or inaction.

                                    ARTICLE 2

                             COMPLETION OF PREMISES

         2.01. Tenant's Space Planner has prepared and completed, and Landlord has approved, the space plan for the Premises. Tenant's Space Planner shall complete the architectural construction plan with detailed specifications and finish schedules and the mechanical and electrical construction plan with detained specifications (collectively "Plans and Specifications") for the Leasehold Improvements. Such Plans and Specifications shall be prepared by Tenant's Space Planner and submitted, together with the Tenant Expenditure Authorization, which has been prepared by Landlord's Manager, to Tenant for its approval. Within ten (10) working days after Tenant's receipt of such Plans and Specifications and the Tenant Expenditure Authorization, Tenant shall notify Landlord's Manager in writing as to whether Tenant approves or disapproves such Plans and Specifications and the Tenant Expenditure Authorization. Landlord shall approve of such Plans and Specifications within ten (10) working days of Landlord's receipt of same. Landlord's approval of the Plans and Specifications, and any changes thereto, for Tenant's Work shall impose no responsibility or liability on Landlord for their completeness, design sufficiency, or compliance with all applicable laws, rules and regulations of governmental agencies or authorities. If Tenant or Landlord fails to expressly disapprove such Plans and Specifications and the Tenant Expenditure Authorization within this ten (10) working day period, then Landlord's Manger shall be authorized to proceed thereon. All costs, including professional fees, of Tenant's Space Planner which are related to the review of Tenant's information and instructions and the preparation of the space plan and the Plans and Specifications shall be paid by Landlord.

         2.02. Landlord's Contractor shall be the contractor selected pursuant to a procedure whereby the Plans and Specifications and a construction contract approved by Tenant are submitted to three (3) contractors, selected by Landlord and approved by Tenant, who are requested to each submit a sealed fixed price contract bid price (on such contract form as Landlord shall designate) to construct the Leasehold Improvements designated on the Plans and Specifications, to Landlord and Tenant, who shall jointly open and review the bids. Landlord and Tenant after adjustments for the inconsistent assumptions to reflect an "apples to apples" comparison, shall select the lowest price qualified bidder and such contractor with the lowest priced qualified bid shall be Landlord's Contractor and shall enter into a construction contract with Landlord consistent with the terms of the bid to



                                        C
construct the Leasehold Improvements ("Construction Contract"); provided, however, in the event the lowest priced qualified bid shall, in Tenant's reasonable determination, be excessive in terms of costs. Tenant may, at its option, revise the Plans and Specifications, and any delays caused by such revisions and, if necessary, rebidding shall be a Tenant Delay. Such revised Plans and Specifications shall then be subject to this Exhibit C. The Construction Contract shall not, unless Tenant otherwise directs, require Landlord's Contractor to post a completion bond or contain any provision penalizing the Landlord's Contractor for not completing the Leasehold Improvements within a specific period of time.

         2.03. All Tenant's Work involved in the construction and installation of the Leasehold Improvements shall be carried out by Landlord's Contractor under the sole direction of Landlord's Manager, who shall serve as construction manager on behalf of Tenant. Tenant shall cooperate with Landlord and Tenant's Space Planner to promote the efficient and expeditious completion of such Tenant's Work. Tenant agrees to pay, promptly upon being billed therefor, the cost (labor and materials) of all Tenant's Work, together with a fee of five percent (5%) thereon to Landlord's Manager as compensation for Landlord's Manager's supervision of the construction, alteration, and installation of the Leasehold Improvements. Tenant shall select a project manager to serve as Tenant's representative throughout the construction of the Leasehold Improvements. Tenant's project manager shall be authorized to make all decisions on behalf of Tenant regarding the construction of the Leasehold Improvements. Landlord's Manager shall submit monthly statements of costs incurred to Tenant, which statements shall be promptly paid by Tenant, with such final statement to be due on or before Tenant occupies the Premises. Tenant agrees that in the event of default of payment thereof, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under this Lease.

         2.04. In the event that Tenant requests any changes to the Plans and Specifications, Landlord shall not unreasonably withhold its consent to any such changes, and shall grant its reasonable consent to such changes within two (2) business days after Landlord's receipt of same. If such changes increase the cost of constructing the Leasehold Improvements shown on the Plans and Specifications, Landlord shall provide Tenant with invoices documenting and evidencing such increased costs, and Tenant shall pay for such increased costs on a monthly basis according to the invoices for such costs provided by Landlord's Contractor in accordance with the progress payment schedule. The costs charged by Landlord to Tenant pursuant to this Section 2.04 shall be an amount equal to the actual third party costs, if any, incurred by Landlord to review the requested changes and to cause Tenant's Space Planner to revise the Plans and Specifications.

         2.05. If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the final Plans and Specifications, each such


                                        C
change must receive the prior written approval of the Landlord, and, in the event of any such approved change in the Plans and Specifications, Tenant shall cause Tenant's Space Planner, upon completion of the Tenant's Work, to furnish Landlord with an accurate "as-built" plan of the Tenant's Work as constructed, which plans shall be incorporated in to this Exhibit C by this reference for all intents and purposes when said plans are fully completed.

         2.06 Under no circumstances whatsoever will Tenant, or Tenant's authorized representative, ever alter or modify or in any manner disturb any Building Systems, Building Structure, or installation of the Building. Only under Landlord's express written permission and under direct supervision of Landlord or Landlord's authorized representative shall Tenant or Tenant's authorized representative alter or modify or in any manner disturb any branch of any Building System or installation of the Building which is located within the Premises including, but not limited to, branch electrical system, branch heating, ventilating, and air-conditioning system and branch fire protection and alert system.

         2.07. All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over or with respect to, such work.

         2.08. Landlord's Manager shall have no obligation to cause the commencement of the installation of any of the Leasehold Improvements in the Premises until Tenant shall have approved the Plans and Specification and the Tenant Expenditure Authorization as required by Section 2.01 hereof.

         2.09. Tenant acknowledges that the Premises, and the existing Leasehold Improvements, are delivered to Tenant, and accepted by Tenant, in "as is" condition, except to the extent that Landlord causes Landlord's Contractor to construct additional Leasehold Improvements to the Premises.

         2.10. After the Leasehold Improvements to the Premises are Substantially Completed (excepting punch list items) and prior to Tenant's move-in into the Premises ("First Time"), and within thirty (30) days after the expiration of the Move-In Period ("Second Time"), in each case following five
(5) business days' advance written notice from Tenant to Landlord, Landlord shall cause Tenant's Space Planner and Landlord's Contractor to inspect the Premises with a representative of Tenant and complete a punch list of unfinished items of the Leasehold Improvements. Authorized representatives for Landlord and Tenant shall execute said punch list to indicate their approval thereof. Landlord shall cause Landlord's Contractor to use reasonable efforts to complete such punch list within thirty (30) days after the approval of such punch list, or as soon thereafter as reasonably practicable.


                                        C

         2.11. Landlord shall cause Landlord's Contractor to clean the Premises prior to the commencement of the Move-In Period, including removal of all rubbish and debris. The cleaning shall leave the Premises in a manner consistent with the commencement of business from comparable premises in Comparable Buildings, such that Tenant may commence its business operations from the Premises immediately after Landlord's Contractor completes such clean-up, subject to Tenant's move into the Premises. The cost of the cleaning provided by Landlord's Contractor shall not be included in Operating Costs for the Building prior to Tenant's occupancy of the Premises.

         2.12 Neither Tenant nor the Landlord's Contractor shall be charged for, and Landlord shall provide, (a) parking (to the extent parking is available) for Tenant's Space Planner and Tenant's architects, designers, contractors and subcontractors (including those people working on the Leasehold Improvements) and (b) utilities for the use of electricity, water, toilet facilities, HVAC, security, or elevators, during the construction of the Leasehold Improvements or during the Move-In Period. All such equipment, areas, elevators and utilities shall be made reasonably available to Tenant during the Move-In Period.

         2.13. In the event that Landlord requires Tenant to use specified contractors or entities (such as mechanical, electrical, plumbing, engineering, or other contractors, all of whom will be deemed agents of Landlord), Landlord shall cause such contractors or entities to charge Tenant for such work an amount not to exceed the cost such contractors or entities charge Landlord for similar work performed by Landlord's own account.

         2.14 During the period prior to the Commencement Date, Tenant shall have the right, without the obligation to pay Rent, to use empty space in the Building, if available, designated by Landlord for the sole purpose of storing and staging its furniture and equipment. With respect to this free storage space, Tenant shall be responsible for providing all insurance and for providing any necessary protective facilities. Tenant shall hold Landlord harmless and shall indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with use of such storage space by Tenant. Tenant shall be obligated to remove all of the stored materials and other facilities by on or before the Commencement Date.

         2.15. Notwithstanding anything to the contrary contained in this Exhibit C or the Lease, if construction costs related to the ADA exceed $44,000.00, Tenant shall receive a credit against Rent for up to $22,000.00 of such excess costs. All AD related construction costs in excess of $66,000.00 shall be solely borne by Tenant.

                                    ARTICLE 3

                                        C

                              COMMENCEMENT OF RENT

                  3.01. The Commencement Data and Tenant's obligation for the payment of the Rent under this Lease for the Premises shall commence in accordance with the terms of Article 3 and Article 4, respectively of the Lease subject to Landlord Delay, Tenant Delay, and Force Major (as defined in Section
25.06 of the Lease).


                                        C

                                    EXHIBIT D

                           FORM OF COMMENCEMENT NOTICE

         This Commencement Notice is delivered this ___ day of _________, 19__, by Park West E-3 Associates, a Texas joint venture ("Landlord") to ___________ ("Tenant"), pursuant to the provisions of Section 3.03 of that certain Lease Agreement (the "Lease") dated __________, 19__, by and between Landlord and Tenant covering certain space in the Building known as __________. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:

         1. The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

         2. The premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

         3. The Commencement Date of the lease is the 1st day of_________, 19__, and the Expiration Date is the __ day of _____________, 19__.

         4. The Premises consist of ___ square feet of Net Rentable Area on the_____floor of the Building.

         5.       The Base Rent is $__________________________ per annum,
payable in monthly installments of $________________ and $_________________, respectively, subject, however, to the provisions of the Lease relating to adjustments for Tenant's operating costs Payment.

         6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the lease at the following address:

                           Park West E-3 Associates
                           c/o Prentiss Properties Limited, Inc.
                           1717 Main Street, Suite 5000
                           Dallas, Texas  75201

         IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.


                                        D
                                   Page 1 of 2

LANDLORD:

Park West E-3 Associates,
a Delaware joint venture

         By:  Prentiss Property Investments, Inc.,
         a Delaware limited partnership

                  By:
                     -------------------------------
                  Name:
                       -----------------------------
                  Title:
                        ----------------------------

                  By:
                     -------------------------------
                  Name:
                       -----------------------------
                  Title:
                        ----------------------------


                                        D
                                   Page 2 of 2

                                   RIDER NO. 1

                              RULES AND REGULATIONS

         1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

         2. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

         3. No signs, poster, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel.

         4. Directories will be placed by Landlord, Landlord's own expense, in conspicuous places in the Building. No other directories shall be permitted.

         5. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of the Building.

         6. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

         7. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

                                       R-1

         8. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

         9.       Corridor doors, when not in use, shall be kept closed.

         10. All deliveries must be made via the service entrance and service elevators during normal business hours or as otherwise directed or scheduled by Landlord. prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours.

         11. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

         12. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

         13. Should a tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct.

         14. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants or persons having business with them.

         15. No equipment of any kind shall be operated on the premises that could in any way annoy any other tenant in the Building without written consent of Landlord.

         16. Business machines and mechanical equipment belonging to tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

         17. tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

         18. Tenant employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to provide appropriate identification and sign in upon entry, and sign out upon leaving, giving the location

                                       R-1
                                   Page 2 of 3
during such person's stay and such person's time of arrival and departure, and shall otherwise comply with any reasonable access control procedures as Landlord may from time to time institute.

         19. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         20. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. tenant shall at all times comply with the terms of any such license or permit.

         21. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

         22. Landlord serves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations not inconsistent with the express terms of the lease as in the judgment of Landlord shall form time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which rules and Regulations when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of the Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease nor or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant and most favorable to Landlord.


                                       R-1
                                   Page 3 of 3

                                   RIDER NO. 2

                                EXTENSION OPTIONS

         1. Extension Options. Provided no Event of Default under the Lease beyond any applicable notice and cure period, either at the time of the exercise of the options set forth herein or at the time of the commencement of the extension period hereunder. Tenant may elect to extend the Term of this Lease ("Extension Option(s)") for all or any portion of the Premises for two (2) additional periods of three (3) years each (collectively, the "Extension Periods"; individually, the "First Extension Period" and the "Second Extension Period"), by delivering to Landlord not later than six (6) months before the end of the initial Term of this Lease or the First Extension Periods"; individually, the "First Extension Period" and the "Second Extension Period"), by delivering to landlord not later than six (6) months before the end of the initial Term of this Lease or the First Extension Period, as applicable, a written notice (the "Option Notice") of such election. The First Extension Period shall commence on the day immediately following the last day of the Term and Second Extension Period shall commence on the day immediately following the last day of the First Extension Period and shall be subject to all the terms and conditions of this Lease except that (a) the Rent for the applicable Extension Period shall be determined in accordance with Section 3 hereinbelow and (b) the Base year for each Extension period shall be calendar year 2003 for the First Extension Period and calendar year 2006 for the Second Extension Period.

         2. Options Not Personal. The Extension Options set forth herein are not personal to Tenant and may be exercised by any assignee of the lease permitted under the terms of the Lease. However, no such Extension Option is assignable separate and apart from the Lease.

         3. Base Rent During Extension Periods. The Base Rent for each Extension period shall be one hundred percent (100%) of the Fair Market Rental Rate (as hereinafter defined) as of the commencement of the applicable Extension Period.

         4. Fair Market Rental Rate. (a) For the purposes of this Rider No. 2, the term "Fair Market Rental Rate" shall mean the annual amount per net rentable square foot that a comparable landlord of a Comparable Building, for comparable creditworthy tenants, for comparable space, for a comparable use for a comparable period of time ("Comparable Transaction"). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per net rentable square foot, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting, free rent and/or no rent during the period subsequent to the commencement date as to the space in question, length of the

                                       R-2
lease term, size and location of premises being leased, and building standard work letter and/or tenant improvement or refurbishment allowances, if any. The intent is that Tenant will obtain the same rental and other economic benefits that landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

         Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than sixty (60) days) after Tenant provides the notice to Landlord exercising Tenant's option rights which require a calculation of the Fair Market Rental Rate. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of landlord's notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Section 5 hereinbelow. Failure of Tenant to so elect in writing within Tenant's Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Landlord.

         (b) In the event that Landlord fails to timely generate the initial written notice of Landlord's opinion of the Fair Market Rental Rate which triggers the negotiation period of this Section 4, then Tenant may commence such negotiations by providing, in its good faith judgment, the proposed new rental, in which even Landlord shall have thirty (30) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Section 5 hereinbelow.

         5. Arbitrator. (a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a licensed real estate broker, who shall have been active over the ten

                                       R-2

(10) year period ending on the date of such appointment in the leasing of commercial office properties and who has been involve din the leasing of at least three (3) million square feet or commercial office properties. Neither Landlord nor Tenant shall consult with such broker as to this or here opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the Premises is the closer to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of Section 4 hereinabove. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data. Any arbitration carried out pursuant to this Rider No. 2 shall be governed by the applicable rules of the American Arbitration Association and the Texas General Arbitration Act; provided the right to submit testimony and other evidence with respect to the matter in question, as well as the privilege of cross-examining any witnesses presented by, or on behalf of the other party

                  (b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.

                  (c) The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

                  (d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of a District Court of Dallas County, Texas, or, if he or she refuse sot act, by any judge having jurisdiction over the parties.

                  (e) The cost of arbitration shall be paid by Landlord and Tenant equally.

         6. Documentation. Immediately after the Base Rent for the applicable Extension Period is determined pursuant to this Rider No. 2,, Landlord and Tenant shall execute an amendment to the Lease stating the new Base Rent in effect.

         7. Terms. All terms used in this Rider No. 2, unless otherwise defined in this Rider shall have the same meaning as the terms defined in the Lease.

         8. Time of the Essence. Time is of the essence in connection with this Rider No. 2.

                                       R-2

                                   RIDER NO. 3

                               MUST TAKE EXPANSION

         Tenant shall have the obligation to lease the additional space in the Building designated below (the "Expansion Space"), upon and subject to the following terms and conditions:

            Expansion Space                 Delivery Date

            10.056 square feet              One (1) year from the Commence Date
            of Net Rentable Area,
            located on the mezzanine
            level of the Building as more particularly set forth on Attachment R-3 hereof

         1. Tenant's right to lease the Expansion Space shall, at Landlord's option, be of no force or effect if either at the time of the leasing of the Expansion Space, an Event of Default, with any applicable cure periods having expired, then exists under any provisions of this Lease.

         2. Tenant may occupy the Expansion Space to Tenant at any time on or before the Delivery Date, and upon such occupancy the Expansion Space shall automatically be added to and form a part of the Premises as if originally demised under this Lease and the terms "Premises" and "Tenant's Share" as otherwise defined and used in this Lease shall be revise dot include the Expansion Space. Such leasing of the Expansion Space shall be upon the same terms and conditions of this Lease, with the Base Rent payable for the Expansion Space to be the same Base Rent per square foot as set forth in the Lease for the Premises. The Expansion Space shall be leased to Tenant in its "as is" condition, except for the representations set forth in Section 2.03 of the Lease, and Landlord shall make no representation as to such condition nor shall Landlord have any obligation to decorate, alter, repair, improve or otherwise prepare the Expansion Space for Tenant's occupancy. Notwithstanding the foregoing provisions, Tenant shall only pay Operating Costs in connection with the Expansion Space through the first anniversary of the Commencement Date. Commencing on the day following the first anniversary of the Commencement Date, regardless of whether Tenant has occupied the Expansion Space by such date, the Expansion Space shall become a part of the Premise s and Tenant shall pay Base Rent and Additional Rent, which Additional Rent shall include Tenant's Share of Operating Costs in excess of Base Year Operating Costs, for the Expansion Space in accordance with the lease.

         3. Upon the addition of the Expansion Space to the Premises, Tenant's Share, as set forth in Section 1.01.K, shall be increased to 100% and Tenant's Parking Permits, as set forth in Section 1.01.P, shall be increased by thirty-two (32) parking permits at no charge during the initial Terms.

                                       R-3

         4. Any termination, cancellation or surrender of this Lease shall terminate Tenant's option for the Expansion Space.

         5. Time shall be of the essence with respect to the exercise by Tenant of its option under this Rider No. 3.



                                       R-3
                                   Page 2 of 2

                                   RIDER NO. 4
                            RIGHT TO TERMINATE LEASE

         Notwithstanding any provisions or reference to the contrary contained in the Lease, or any Exhibit or Rider hereto, provided no Event of Default has occurred and is continuing, Tenant shall have the one time right, at Tenant's sole option, to terminate this Lease effective on April 30, 2001 ("Termination Date"), without any liability, except as set forth in this Rider No. 4, provided that Tenant has provided Landlord written notice by on or before May 1, 2000, and pays to Landlord, on or before the Termination Date, (a) all unamortized costs incurred by Landlord in connection with the leasing of the Premises; plus
(b) three (3) months of the then current Base Rent plus Tenant's Operating Costs Payment (collectively "Termination Payment"). The costs set forth in clause (a) above shall bear interest at the rate of ten percent (10%) per annum and shall be amortized over the original Term. Upon the termination of the Lease pursuant to this Rider No. 4, Tenant shall vacate and return the Premises to Landlord in "broom clean" condition and otherwise in accordance with the requirements set forth in the Lease. All Rent under the Lease shall be prorated through the Termination Date. After the Termination Date, Landlord and Tenant shall have no further obligations under the Lease as it applies to the lease, except for those matters which expressly survive the termination of the Lease.

                                       R-4
                                    Solo Page

                                   RIDER NO. 5
                               GENERAL ARBITRATION

         1. Applicability. This Rider No. 5 shall only apply with respect to the resolution of a dispute pursuant to Section 3.03 of the Lease, Section 5.05 of the lease, or Section 9.05 of the lease. To institute the provisions of this Rider No. 5, Tenant shall notify Landlord and in such notice shall designate the first arbitrator. If the first arbitrator is acceptable to Landlord, Landlord shall so notify Tenant within ten (10) days after such notice is given and the first arbitrator shall proceed to determine the matter or dispute within twenty
(20) days thereafter. if the first arbitrator is not acceptable to Landlord, then within ten (10) days after the giving of Tenant's notice. Landlord shall designate, in a written notice, the second arbitrator. If Landlord fails to timely approve the first arbitrator or designate the second arbitrator, then the first arbitrator shall proceed to determine the matter or dispute within twenty
(20) days after the expiration of such ten (10) day period. If a second arbitrator is designated, the arbitrators shall meet within ten (10) days after the designation of the second arbitrator and proceed to jointly appoint a third arbitrator within ten (10) days after the date the first arbitrator shall be made within twenty (20) days after his or her appointment. A decision of the first arbitrator (if a second arbitrator is not designated pursuant to this Rider No. 5) or the third arbitrator, as applicable, shall be binding and conclusive on the parties hereto and shall be enforceable as a judgment by the prevailing party against the losing party. If any arbitrator shall fail, refuse, or become unable to act, a new arbitrator shall be appointed in his or her place following the same method as was originally followed with respect to the arbitrator to be replaced. Landlord and Tenant shall each pay the fees and expenses of the arbitrator it appoints, but if only one arbitrator is used, or if a third arbitrator is used, the fees and expenses of such sole or third arbitrator, as the case may be, as well as the fees and expenses of their respective counsel shall be borne equally by the parties. All other expenses of arbitration shall be borne equally by the parties. All hearings and proceedings held and all investigations and actions taken by the arbitrators shall take place in Dallas, Texas.

         2. Court Appointment of Arbitrator. Should it be necessary to appoint a third arbitrator as provided for in paragraph 1 hereinabove and the initial two
(2) arbitrators are unable to agree upon a third arbitrator within ten (10) days, then either Landlord or Tenant may apply to the appropriate District Court of Dallas County, Texas for the appointment of the third arbitrator.

         3. Procedures. Any arbitration carried out pursuant to this Agreement shall be governed by the applicable rules of the American Arbitration Association and the Texas General Arbitration Act; provided that regardless of any conflict with any such rules the arbitrators shall afford the parties to this lease a hearing and the right to submit testimony and other evidence with respect to the matter in

                                       R-3
                                   Page 1 of 2
question, as well as the privilege of cross-examining any witnesses presented by, or on behalf of, the other party.

         4. Qualifications of Arbitrators. Any arbitrator appointed by Landlord or Tenant and any third arbitrator, shall have not less than ten (10) years experience in connection with the matters at issue in the context of major suburban office buildings or major mixed-use suburban projects in the Dallas, Texas metropolitan area. Such arbitrator(s) cannot be affiliated with Landlord or Tenant to the extent that would cause arbitrators to be a biased party in the reasonable judgment of the parties. No arbitrator shall have been employed by either party for the prior three (3) years. Any arbitrator designated to serve in accordance with the provisions of this Rider No. 5 shall not be affiliated with any party appointing such arbitrator.

         5. Arbitration Not Relieve Performance. During any arbitration proceedings pursuant to this Rider No. 5, the parties hereto shall continue to perform and discharge all of their respective obligations under this lease.

         6. Restriction on Arbitrator's authority. In determining any controversy or dispute pursuant to Section 3.03, 5.05 and 9.05 of the lease, the arbitrator shall apply the provisions of the Lease, without departure therefrom in any respect. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease, but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The decision of the arbitration shall be accompanied by written findings of fact as determined in accordance with applicable lease provisions.



                                       R-5
                                    Solo Page

                               COMMENCEMENT NOTICE

         This Commencement Notice is delivered this 7th day of June, 1996, by Park West E-3 Associates, a joint venture ("Landlord") to NETCOM On-Line Communications Services, Inc. ("Tenant"), pursuant to the provisions of 3.03 of that certain Lease Agreement (the "Lease") dated February 23, 1996, by and between Landlord and Tenant covering space in the Building known as 1607 known as 107 LBJ Freeway, Dallas, Texas 75234. all terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                                   WITNESSETH:

The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

The Commencement Date of the Lease is the 30th day of April, 1996, and the expiration date is the 30th day of April, 2003.

The Premises consist of 50,771 square feet of Net Rentable Area on the 1st floor of the Building.

The Base Rent is $292,655.00 per annum, payable in monthly installments of $24,387.92, subject, however, to the provisions of the Lease relating to adjustments for Tenant's Operating Costs Payment.

Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

                            Park West E-3 Associates
                      c/o Prentiss Properties Limited, Inc.
                          1717 Main Street, Suite 5000
                               Dallas, Texas 75201

         IN WITNESS WHEREOF, this instrument has been duly executed by Landlord as of the date first written above.

LANDLORD:

Park West E-3 Associates,
a Texas joint venture

         By:      The Prentiss/Copley Investment Group,
                  a Delaware joint venture

                  By:   Prentiss Property Investments, L.P.
                        a Delaware corporation

                  By:   Prentiss Property Investments, L.P.
                        a Delaware corporation
                     ----------------------------------
                  Name:
                       --------------------------------
                  Title:
                        -------------------------------

                  By:   /s/ J. KEVAN DILBECK
                     ----------------------------------
                  Name:     J. Kevan Dilbeck
                       --------------------------------
                  Title:    Vice President
                        -------------------------------

PACTRUST                                   15350 S.W. Sequoia Pkwy., Suite 300
Pacific Realty Associates, L.P.            Portland, Oregon 97224
                                           503/624-6300 Facsimile: 503/624-7755

February 9, 1999

BY FACSIMILE - 303/414-8869
AND BY U.S. MAIL

Bernard L. Zuroff
Assistant General Counsel
ICG Communications, Inc.
P.O. Box 6742
Englewood, CO 80155-6742

Dear Mr. Zuroff:

Re: Lease Agreement dated February 23, 1966 (the "LEASE"), between NETCOM On-Line Communications Services, Inc., a Delaware corporation ("NETCOM") and Park West E-3 Associates ("LANDLORD")

By its signature below, Landlord grants its consent to the assignment by Netcom of its rights and obligations under the Lease defined above to Mindspring Enterprises, Inc. ("MINDSPRING"), on the following conditions: (1) the facts stated in your letter dated February 2, 1999, to Michael Nugent of PacTrust, including the understanding that Netcom will not realize any "profits" as such term is defined in Section 8.03 of the Lease from the Assignment, are true and correct as of the date made and as of the date of the assignment; (2) Netcom and Mindspring shall execute an assignment and assumption of the lease pursuant to which, among other things, Mindspring will assume all obligations of Tenant under the Lease, and Landlord shall be provided with a copy of such assignment and assumption immediately upon execution thereof; (3) after such assignment and assumption Mindspring shall be subject to all terms and conditions of the Lease; and (4) Netcom shall not be released of liability under the Lease notwithstanding such assignment and assumption.

Landlord's consent granted hereby shall be null and void if Landlord has not received the assignment and assumption referred to above within thirty (30 days of the date of this letter. In addition, Landlord's consent granted in this instance shall not modify the obligation of tenant under the Lease to obtain Landlord's consent to any future assignment of the Lease.

Please call Mike Nugent or the undersigned if you have any questions. Please be sure to forward the written Assignment and Assumption Agreement to the undersigned as soon as possible.

         Very truly yours,

         PARK WEST E-3 ASSOCIATES,
         a Texas joint venture partnership

         By:      PRENTISS/COPLEY INVESTMENT GROUP,
                  a Delaware joint venture, Managing Venturer

                  By:      PAC/SIB L.L.C., a Washington limited
                           liability company, managing Partner

                           By:   PACIFIC REALTY ASSOCIATES, L.P.,
                                 a Delaware limited partnership, Manager Member

                                 By:     PACTRUST REALTY, INC., a Delaware
                                         corporation, General Partner

                                         By: /s/ NANCY B. MURRAY
                                            -----------------------------------
                                         Name:   Nancy B. Murray
                                              ---------------------------------
                                         Its:    AVP/ Associate General Counsel
                                             ----------------------------------

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made and entered into this 8th day of March, 1999 between NETCOM On-Line Communications Services, Inc., a Delaware corporation ("Assignor"), and Mindspring Enterprises, Inc., a Delaware corporation ("Assignee").

         In consideration of the promises by Assignee hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as tenant in and to that certain lease dated February 23, 1996, as amended, by and between Assignor and Park West E-3 Associates (the "Lease").

         Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Lease to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the tenant arising under the Lease from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                  NETCOM On-Line Communications Services, Inc.
                                    a Delaware corporation, as Assignor

                                  By:      /s/ DON TEAGUE
                                     --------------------------------------
                                  Name:        Don Teague
                                       ------------------------------------
                                  Title:       Executive Vice President
                                     --------------------------------------

                                  Mindspring Enterprises, Inc., a Delaware corporation, as Assignee

                                  By:      /s/ SAM DESIMONE
                                     --------------------------------------
                                  Name:        Sam DeSimone
                                       ------------------------------------
                                  Title:       Exec. Vice President
                                        -----------------------------------